SCHEDULE 14A INFORMATION

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Modine Manufacturing Company
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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June 18, 2009

1500 DeKoven Avenue
Racine, Wisconsin  53403-2552

Notice of Annual Meeting of Shareholders

Date:	Thursday, July 23, 2009
Time:	9:00 a.m.
Place:	The Pfister Hotel 424 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Record Date:	May 29, 2009

The annual meeting is for the following purposes:

1.	To elect the Company nominated slate of three directors for terms expiring in 2012;

2.	To approve the proposed amendment to the Amended and Restated Articles of Incorporation of Modine Manufacturing Company to provide for a majority voting standard for the election of directors;

3.	To approve the proposed amendment to the Bylaws of Modine Manufacturing Company to provide for a majority voting standard for the election of directors;

4.	To ratify the appointment of the Company's independent registered public accounting firm; and

5.	To consider any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President – Corporate Development, General Counsel and Secretary

June 18, 2009

PROXY STATEMENT

Your vote at the annual meeting is important to us.  Please vote your shares of common stock by calling a toll-free telephone number, logging onto the Internet or by completing the enclosed proxy card and returning it in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on July 23, 2009 – the Proxy Statement and 2009 Annual Report are available at www.proxyvote.com and www.modine.com.

PRELIMINARY COPIES

PROXY STATEMENT

2009 Annual Meeting of Shareholders of Modine Manufacturing Company

SOLICITATION OF PROXIES

This proxy statement is solicited on behalf of the Board of Directors for use at the 2009 Annual Meeting of Shareholders.

The meeting will be held at 9:00 a.m. on July 23, 2009 at:
The Pfister Hotel
424 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

This proxy statement and accompanying proxy card are first being mailed to shareholders on or about June 18, 2009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Rules of Conduct for the annual meeting are attached as Appendix A.  Please review the Rules of Conduct before attending the annual meeting.  The Rules of Conduct will also be distributed at the annual meeting.

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on May 29, 2009, the record date.  A total of 32,236,227 shares of common stock were outstanding as of the record date and entitled to vote at the annual meeting.  You get one vote for each share of common stock you own.  The holders of common stock do not have cumulative voting rights.  The enclosed proxy card shows the number of shares you may vote.

How do I vote?

You may vote in person or by properly appointed proxy.

Registered Holders

Registered holders may vote by completing and mailing the enclosed proxy card or electronically either via the Internet or by calling Broadridge Financial Solutions, Inc.  You may also vote in person at the annual meeting.  Specific instructions are set forth on the enclosed proxy card.

Street Name Holders

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.  If your bank or brokerage firm is participating in Broadridge Investor

Communication Services’ program, your voting form will provide you with instructions.

401(k) Retirement Plan Participants

If you are a participant in one of Modine’s 401(k) Savings Plans, you will receive a proxy to indicate your voting instructions for your shares held in your plan account.  The trustee for the plan, Marshall & Ilsley Trust Company N.A., will vote your shares as you direct.  If a proxy is not returned for shares held in a plan, the trustee generally will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted, although it may do otherwise in its discretion.

The telephone and Internet voting procedures on the enclosed proxy card are for your convenience and reduce costs for Modine.  The procedures are designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

May I vote in person at the annual meeting?

Although we encourage you to complete and return the proxy card or vote by telephone or via the Internet to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.  You will need to obtain a “legal proxy” from your broker if you hold your shares in street name and want to vote those shares at the annual meeting in person.

Please tell us when you appoint your proxy if you plan on attending the annual meeting so that we may have an accurate count of the number of shareholders attending the meeting.

What does the Board of Directors recommend?

The Board of Directors’ recommendation is included with the description of each item in this proxy statement.  In summary, the board recommends a vote:

FOR election of the Company-nominated slate of three directors for terms expiring in 2012 (see Item 1);

FOR approval of the amendment to the Amended and Restated Articles of Incorporation to provide for a majority voting standard for the election of directors (see Item 2);

FOR approval of the amendment to the Bylaws to provide for a majority voting standard for the election of directors (see Item 3); and

FOR ratification of the Company's independent registered public accounting firm (see Item 4).

Unless you give other instructions, the persons named as proxies will vote FOR Items 1, 2, 3 and 4.

What if other matters come up at the annual meeting?

To our knowledge, the matters described in this proxy statement are the only matters that will be subject to a vote.  If other matters are properly presented, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

Yes, you may change your vote by revoking your proxy.  You may revoke your proxy by:

•	submitting a new proxy;

•	giving written notice before the annual meeting to the Company’s Secretary stating that you are revoking your previous proxy;

•	revoking your proxy in the same manner you initially submitted it – by telephone, the Internet or mail; or

•	attending the annual meeting and voting your shares in person.

If you decide to vote your shares in person, we prefer that you first revoke your prior proxy in the same way you initially submitted it – that is, by telephone, the Internet or mail.  The presence at the annual meeting of a shareholder who has made an effective proxy appointment does not, of itself, constitute a revocation of the proxy appointment.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.  Abstentions and broker "non-votes" are counted as present for purposes of determining a quorum.  A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Voting on the Election of Directors (Item 1)

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, as long as a quorum is present.  This means that the individuals who receive the largest number of votes are elected as directors, up to the maximum number of directors to be elected in the election.  Therefore, shares not voted have no effect in the election of directors.  Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

Voting on the Amendment to the Amended and Restated Articles of Incorporation (Item 2)

Approval of this proposal requires the affirmative vote of two-thirds of all shares entitled to vote on the proposal.  Abstentions and broker non-votes will have the effect of votes against this proposal.

Voting on the Amendment to the Bylaws (Item 3)

Approval of this proposal requires the affirmative vote of two-thirds of all shares entitled to vote on the proposal.  Abstentions and broker non-votes will have the effect of votes against this proposal.

Voting on the Ratification of Independent Registered Public Accounting Firm (Item 4)

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Who will count the votes?

Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes under the supervision of the Inspectors of Election appointed by the Board of Directors.

Who pays for this proxy solicitation?

Modine pays for the proxy solicitation.  Directors, officers and employees of Modine, who will receive no compensation for their services, may solicit proxies in person or by mail, telephone, facsimile transmission or other means.  Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

How may I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements.  Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail.  See the next two questions and answers below and your proxy card for more information.

Are proxy materials and the annual report available electronically?

Yes, they are available at www.proxyvote.com and on our website, www.modine.com. In addition, shareholders may elect to view future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail.  If you are a shareholder of record, you may choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote on the Internet.  On the referenced website, you will be given instructions for choosing the option of receiving future proxy statements and annual reports electronically.  If you hold your stock in street name, please refer to the information provided by the party in whose name the shares are held for instructions on how to elect to view future proxy statements and annual reports on the Internet.

What happens if multiple shareholders share the same address?

We adopted a procedure called "householding" so we are sending only one proxy statement to those with the same last name at a single address, unless we have received instructions to do otherwise.  Householding reduces our printing and postage costs.  If a shareholder of record wishes to receive a separate copy of a proxy statement or annual report in the future, he or she may provide written notice to the Company’s Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, WI 53403-2552 and tell us so.  Upon written or oral request, the Company will promptly send a copy of either document.  Shareholders of record sharing the same address and receiving multiple copies of the annual report and proxy statement may request householding by contacting us in the same manner.  If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of the Company’s common stock by:

•	persons known by the Company to beneficially own more than 5% of the outstanding shares;

•	nominees for director and directors of the Company;

•	the executive officers named in the Summary Compensation Table in the Executive Compensation section of this proxy statement; and

•	all current directors and executive officers of the Company as a group.

	Common Stock
Name and Address of Owner (1)	Number of Shares Owned and Nature of Interest (2)(3)	Percent of Class

Mario J. Gabelli and affiliates (4) One Corporate Center Rye, New York 10580-1435	4,383,415	13.6

Dimensional Fund Advisors LP (5) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,648,738	8.2

Barclays Global Investors (6) 400 Howard Street San Francisco, CA 94105	2,100,301	6.5

Rutabaga Capital Management LLC Two Oliver Street Boston, Massachusetts 02109	1,935,982	6.0

Charles P. Cooley	4,516	*

Frank P. Incropera	38,888	*

Frank W. Jones (7)	93,388	*

Dennis J. Kuester	58,678	*

Vincent L. Martin (8)	70,552	*

Gary L. Neale	75,560	*

Marsha C. Williams	40,160	*

Michael T. Yonker	50,333	*

Thomas A. Burke	115,095	*

Bradley C. Richardson	160,367	*

Klaus A. Feldmann	144,539	*

Thomas F. Marry	95,946	*

Margaret C. Kelsey	40,960	*

James R. Rulseh (9)	128,678	*

All directors and executive officers as a group (14 persons)(10)(11)	1,016,158	3.1

(1)
Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or her name.  The number of shares set forth for nominees for director, directors and executive officers is reported as of May 29, 2009.  The number of shares for 5% shareholders is as of the date such shareholder reported such holdings in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless more recent information was provided.  The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Exchange Act Rule 13d-3, and other facts known to the Company.  It includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of the record date.  Such information is not necessarily to be construed as an admission of beneficial ownership.

(2)
Includes shares of common stock issuable upon the exercise of options within 60 days of May 29, 2009 as follows: Dr. Incropera - 35,852 shares; Mr. Jones - 36,876 shares; Mr. Kuester - 36,876 shares; Mr. Martin - 35,852 shares; Mr. Neale – 37,900 shares; Ms. Williams - 35,852 shares and Mr. Yonker - 36,876 shares.

(3)	Includes the following:

	Number of Shares
Name	Direct Ownership	Options Exercisable within 60 Days of May 29, 2009	Held in 401(k) Plan	Attributable to Deferred Comp. Plan	Restricted Shares (Not Vested)

Thomas A. Burke	19,329	79,226	279	336	15,925

Bradley C. Richardson	33,840	106,990	5,414	1,309	12,814

Klaus A. Feldmann	20,376	115,048	0	0	9,115

Thomas F. Marry	11,603	43,881	939	34,901	4,622

Margaret C. Kelsey	6,509	31,277	319	0	2,855

James R. Rulseh	14,302	104,316	1,025	34	9,001

(4)
Based on Schedule 13D filed under the Exchange act, dated March 17, 2009. Each reporting person included in the Schedule 13D: Gabelli Funds, LLC; GAMCO Asset Management Inc. ("GAMCO"); GGCP, Inc.; GAMCO Investors, Inc.; and Mario J. Gabelli, has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the reported shares, except that (i) GAMCO does not have authority to vote 164,855 of the reported shares, and (ii) in certain circumstances, proxy voting committees may have voting power over the reported shares.

(5)
Based on Schedule 13G filed under the Exchange Act dated December 31, 2008. Dimensional Fund Advisors LP has the sole power to vote or direct vote and the sole power to dispose of or direct the disposition of the reported shares.

(6)
Based on Schedule 13G filed under the Exchange Act, dated December 31, 2008. Each reporting person included in the Schedule 13G: Barclays Global Investors, NA.; Barclays Global Fund Advisors; Barclays Global Investors, Ltd.; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; Barclays Global Investors (Deutschland) AG; Barclays Global Fund Advisors; and Barclays Global Investors, Ltd has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the reported shares.

(7)	Mr. Jones shares the power to vote and dispose of 11,295 shares of common stock with his spouse.

(8)	Mr. Martin shares the power to vote and dispose of 25,000 shares of common stock with his spouse.

(9)	Mr. Rulseh is a former executive officer of the Company.

(10)	Includes 647,022 shares subject to the exercise of options within 60 days of May 29, 2009.

(11)	None of the shares of common stock held by a director or executive office are pledged as security.

ITEM 1 - ELECTION OF DIRECTORS

Action will be taken at the 2009 Annual Meeting of Shareholders for the election of three directors to serve as directors until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.  The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms.  The Board of Directors currently consists of ten members with two classes of three directors each and one class with four directors.

The nominees for election are Frank W. Jones, Dennis J. Kuester and Michael T. Yonker.  The election will be determined by a plurality of the votes duly cast.  It is intended that the persons appointed as proxies will vote FOR the election of the nominees listed below, unless instructions to the contrary are given to them.  The nominees have indicated that they are able and willing to serve as directors.  While it is not anticipated that any of the nominees will be unable to take office, if that happens, it is intended that the proxies will vote FOR the substitute nominee(s) designated by the Board of Directors.  In accordance with the Company’s Bylaws, a director shall hold office until the end of such director’s term and until the director’s successor shall have been elected or there is a decrease in the number of directors or until his or her prior death, resignation or removal.  Vacancies may be filled by the shareholders or the remaining directors. See Selection of Nominees for the Board below.

The Company's Bylaws provide that each Director shall retire at the close of the term in which he or she attains the age of 70 years, except that the provision shall not apply to any director who has been exempted from the provision by a resolution passed by a two-third's vote of the Board of Directors.

The nominees for the Board of Directors, the directors whose terms will continue, their ages, principal occupation (which they have been in for at least five years unless otherwise indicated), other directorships and their tenure and expiration dates of their terms are as follows:

Name	Principal Occupation and Directorships

Nominees to be Elected for Terms Expiring in 2012:

Frank W. Jones Age 69 Director since 1982
Independent management consultant in Tucson, Arizona.  Mr. Jones's forty-five year career in business includes over twenty-five years of service with Giddings & Lewis, Inc., a manufacturer of machine tools and, at that time, a NYSE-listed company, the last five as President and Chief Executive Officer.  Mr. Jones served as an officer of the Company in 1986 and 1987.

Dennis J. Kuester Age 67 Director since 1993
Chairman of the Board (since January 2005), Chief Executive Officer (January 2002 – April 2007) and President (1987 to April 2005) of Marshall & Ilsley Corporation, a Milwaukee, Wisconsin-based bank holding company.  Mr. Kuester is also a director of Wausau Paper Corporation and Metavante Technologies, Inc.

Michael T. Yonker Age 66 Director since 1993
Retired.  Prior to June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., Lake Forest, Illinois, a manufacturer of material handling equipment.  Mr. Yonker is also a director of Woodward Governor Company and EMCOR Group, Inc.

Directors Continuing in Service for Terms Expiring in 2010:

Thomas A. Burke Age 52 Director since April 2008
President and Chief Executive Officer (April 2008 – Present); Executive Vice President and Chief Operating Officer (July 2006 – March 2008); and Executive Vice President (May 2005 – July 2006) of the Company.  Prior to joining Modine in May 2005, Mr. Burke worked over a period of nine years in various management positions with Visteon Corporation in Detroit, Michigan, a leading supplier of parts and systems to automotive manufacturers, including as Vice President of North American Operations (2002 – May 2005) and Vice President, European and South American Operations (2001 – 2002).  Prior to working at Visteon, Mr. Burke worked in positions of increasing responsibility at Ford Motor Company.

Charles P. Cooley Age 53 Director since 2006
Since April 2009, Senior Vice President and Chief Financial Officer of The Lubrizol Corporation, Cleveland, Ohio, a specialty chemical company.  Mr. Cooley formerly held the positions of Vice President, Treasurer and Chief Financial Officer (July 2005 to April 2009) and Vice President and Chief Financial Officer (April 1998 to July 2005) of The Lubrizol Corporation.  Prior to joining The Lubrizol Corporation, Mr. Cooley was Assistant Treasurer of Corporate Finance, Atlantic Richfield Company (ARCO) and Vice President, Finance, ARCO Products Company.

Gary L. Neale Age 69 Director since 1977
Retired.  Non-Executive Chairman of the Board of Modine since April 1, 2008.  Prior to January 2007, Mr. Neale was Chairman of NiSource, Inc., Merrillville, Indiana, a holding company for gas and electric utilities and other energy-related subsidiaries.  Mr. Neale served as Chief Executive Officer (1993 – July 2005) and President (1994 – November 2004) of NiSource, Inc.  Mr. Neale serves as a director of Chicago Bridge & Iron Company N.V.

Directors Continuing in Service for Terms Expiring in 2011:

Frank P. Incropera Age 70 Director since 1999
Clifford and Evelyn Brosey Professor of Mechanical Engineering of the University of Notre Dame's College of Engineering, Notre Dame, Indiana since July 2006.  From 1998 to July 2006, Dr. Incropera was McCloskey Dean of the University of Notre Dame’s College of Engineering.  Dr. Incropera was with Purdue University from 1966 to 1998 with the exceptions of research leaves spent at NASA-Ames (1969), U.C. Berkeley (1973-1974) and the Technical University of Munich (1988).

Vincent L. Martin Age 69 Director since 1992
Retired.  Mr. Martin was Chairman of the Board of Jason Incorporated, a diversified manufacturing company based in Milwaukee, Wisconsin from January 1986 to October 2004.  He was Chief Executive Officer of Jason Incorporated from 1986 to 1999.  Mr. Martin's business career includes experience with AMCA International, FMC Corporation and Westinghouse Air Brake.  Mr. Martin is also a director of Proliance International, Inc.

Bradley C. Richardson Age 50 Director since April 2008
Executive Vice President – Corporate Strategy and Chief Financial Officer (April 2008 – Present); Executive Vice President, Finance and Chief Financial Officer (January 2006 – March 2008) and Vice President, Finance and Chief Financial Officer (May 2003 – January 2006) of the Company.  Prior to joining Modine in May 2003, Mr. Richardson worked over a period of more than 20 years in various management positions with BP (f/k/a BP Amoco) including as Chief Financial Officer and Vice President of Performance Management and Control for BP’s Worldwide Exploration and Production Division (2000 – May 2003) and President of BP Venezuela (1999 – 2000).  Mr. Richardson is also a director of Brady Corporation and Tronox Incorporated.

Marsha C. Williams Age 58 Director since 1999
Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., an online travel company based in Chicago, Illinois, since July 2007. Prior to joining Orbitz Worldwide, Ms. Williams was Executive Vice President and Chief Financial Officer of Equity Office Properties Trust from August 2002 until February 2007.  Ms. Williams is also a director of Chicago Bridge & Iron Company N.V., Fifth Third Bancorp. and Davis Funds.

The Board of Directors recommends a vote FOR all of the director-nominees:  Messrs. Jones, Kuester and Yonker.

CORPORATE GOVERNANCE

The Company's business is managed under the direction of its Board of Directors, pursuant to the laws of the State of Wisconsin, its Amended and Restated Articles of Incorporation and its Bylaws.  Members of the Board of Directors are kept informed of the Company's business through discussions with the CEO and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company reviews and evaluates its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002 and rule changes made by the Securities and Exchange Commission (“SEC”) and the NYSE and believes that our current policies and practices meet these requirements.  Our corporate governance policies, including our Guidelines on Corporate Governance and charters for committees of the Board, are available on our website, www.modine.com, and are available in print to any shareholder or interested person upon request.

Code of Ethics

Modine’s Global Policy on Business Conduct (our "Global Policy") summarizes the compliance and ethical standards and expectations we have for all our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer) and directors with respect to their conduct in furtherance of Company business.  It contains procedures for reporting suspected violations of the Global Policy, including procedures for the reporting of questionable accounting or auditing matters or other concerns regarding accounting, internal accounting controls or auditing matters.  The Company has established a Business Ethics Program through which employees and others may report concerns, anonymously and in confidence, regarding such matters.  A copy of our Global Policy, as well as further information regarding our Business Ethics Program is available on our website, www.modine.com.  These materials are also available in print to any shareholder or interested person upon request.  If we make any substantive amendment to the Global Policy, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if a waiver from the Global Policy is granted to an executive officer or director, we will disclose the nature of such waiver on our website, in a press release or in a current report on Form 8-K.

Director Independence

The Company requires, as set forth in its Guidelines on Corporate Governance, that a majority of the Board’s members be independent.   However, the Company believes it is in its best interest to have members of the Company's management, including the CEO and CFO, serve as directors. At a minimum, to qualify as "independent," a director must meet the independence standards of the NYSE.  The Corporate Governance and Nominating Committee assesses independence on an ongoing basis, and each director is responsible for bringing to the attention of that Committee any changes to his or her status that may affect independence.  In addition, the directors complete, on an annual basis, a questionnaire prepared by the Company that is designed to elicit information that relates to the independence assessment.  At least annually, the Board reviews the relationships that each director has with the Company.  Only those directors that the Board affirmatively determines have no material relationship with the Company, and who do not have any of the relationships that prevent independence under the standards of the NYSE, are considered to be independent directors.

The Board has determined that the following directors are independent within the meaning of the listing standards of the NYSE: Messrs. Cooley, Jones, Kuester, Martin, Neale and Yonker, Dr. Incropera and Ms. Williams.  The Board concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence and had no other business or other relationships with the Company relevant to a determination of their independence.  Neither Mr. Burke nor Mr. Richardson is independent given Mr. Burke’s position as President and CEO of the Company and Mr. Richardson’s position as Executive Vice President – Corporate Strategy and CFO of the Company.

Non-Executive Chairman

In 2008, the Board of Directors appointed Gary L. Neale Non-Executive Chairman of the Board.  As Non-Executive Chairman of the Board, Mr. Neale presides over meetings of the shareholders, Board of Directors and executive sessions of the Board of Directors and carries out such other duties as directed by the Board of Directors.

Selection of Nominees for the Board

The Corporate Governance and Nominating Committee (the “Nominating Committee”) considers prospective candidates for Board membership who are recommended by its members, as well as management shareholders and independent consultants hired by the Nominating Committee.  The Nominating Committee may also decide to engage a professional search firm to assist in identifying qualified candidates.  When such a search firm is engaged, the Nominating Committee sets its fees and scope of engagement.

Once the Nominating Committee identifies a prospective nominee, it initially determines whether to conduct a full evaluation of the candidate.  The Nominating Committee makes its initial determination based on the information provided to it with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Nominating Committee then evaluates the prospective nominee.  The Nominating Committee considers relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees.  In assessing candidates, the Board considers issues such as education, experience, diversity, knowledge and understanding of matters such as finance, manufacturing, technology and others frequently encountered by a global business.

Every effort is made to complement and supplement skills within the existing board and strengthen any identified areas.  Further criteria include a candidate's personal and professional ethics, integrity and values, as well as his or her willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board.

In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, and others as appropriate, including the Non-Executive Chairman, will interview prospective nominees.  After completing the evaluation and interview, the Nominating Committee makes a recommendation to the Board regarding the nomination of a candidate and the Board acts on that recommendation.

Shareholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors.   Shareholders who desire to nominate a person or persons for election to the Board must comply with the notice requirements in the Bylaws, a copy of which is available from the Company’s Secretary.  The nomination of a director by shareholders must be made in accordance with the advance written notice requirements of the Company’s Bylaws.  For consideration at the 2010 Annual Meeting of Shareholders,  nominations must be received by the Secretary no earlier than March 29, 2010 and no later than April 28, 2010.  Shareholders who want to submit a recommendation for a director candidate for the Board may submit the recommendation to the Board using the procedure described below under Shareholder and Other Interested Persons’ Communication with the Board.  The Nominating Committee intends to evaluate candidates recommended by shareholders in the same manner that it evaluates other candidates. The Nominating Committee requests that it receive any such recommendations by October 1, 2009 for the 2010 Annual Meeting of Shareholders.

Shareholder and Other Interested Persons’ Communication with the Board

Shareholders and other interested persons wishing to communicate with the Board of Directors or with a Board member (including the Non-Executive Chairman) should address communications to the Board or to the particular Board member, c/o Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552.  In accordance with a process approved by the Board of Directors the Secretary reviews all such correspondence.  The Secretary forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or Committees thereof or that she otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Business Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  From time to time, the Board may change the process by which shareholders and other interested persons may communicate with the Board of Directors or its members.  Please refer to the Company's website, www.modine.com, for any changes to this process.

Board Meetings and Committees

The Board of Directors held seven meetings during the fiscal year ended March 31, 2009 and had the following five standing committees: Audit; Officer Nomination & Compensation; Pension; Corporate Governance and Nominating; and Technology.

In July of each year, the Board selects the members of each of the committees.  The table below shows the membership of each committee, the number of times the Board and each committee met and the attendance at meetings.  All directors attended at least 75% of the aggregate of the Board meetings and meetings of committees on which they served.

Meetings Attended	Board	Committee

Thomas A. Burke	7 of 7 (100%)	Not applicable

Charles P. Cooley	7 of 7 (100%)	(chair) Audit 8 of 8 (100%)
Corp. Gov. 4 of 4 (100%)
Pension 2 of 2 (100%)
Technology 2 of 2 (100%)

Frank P. Incropera	7 of 7 (100%)	Audit 8 of 8 (100%)
Pension 3 of 3 (100%)
Corp. Gov. 4 of 4 (100%)
(chair) Technology 2 of 2 (100%)

Frank W. Jones	7 of 7 (100%)	ONC 3 of 3 (100%)
(chair) Pension 2 of 2 (100%)
Corp. Gov. 4 of 4 (100%)
Technology 2 of 2 (100%)

Dennis J. Kuester	6 of 7 (86%)	ONC 3 of 3 (100%)
Corp. Gov. 3 of 4 (75%)

Vincent L. Martin	7 of 7 (100%)	Pension 2 of 2 (100%)
Technology 2 of 2 (100%)
ONC 3 of 3 (100%)
Corp. Gov. 4 of 4 (100%)

Gary L. Neale	7 of 7 (100%)	Not applicable

Bradley C. Richardson	7 of 7 (100%)	Not applicable

Marsha C. Williams	6 of 7 (86%)	Audit 7 of 8 (88%)
(Chair) ONC 3 of 3 (100%)
Corp. Gov. 4 of 4 (100%)

Michael T. Yonker	7 of 7 (100%)	Audit 4 of 8 (50%)
ONC 3 of 3 (100%)
(chair) Corp. Gov. 4 of 4 (100%)

Audit = Audit Committee
ONC = Officer Nomination & Compensation Committee
Corp. Gov = Corporate Governance and Nominating Committee
Pension = Pension Committee
Technology = Technology Committee

Attendance at Annual Meeting.  Although the Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders, it expects them to do so and the Company's directors historically have attended these meetings.  All of the directors attended last year's Annual Meeting of Shareholders.  The Board of Directors conducts its annual meeting directly after the Annual Meeting of Shareholders.

Roles of the Board's Committees

Audit Committee

The Audit Committee is a separately designated standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The functions of the Audit Committee are described below in the Report of the Audit Committee on pages 39 - 40 of this proxy statement. The charter of the Audit Committee is available on the Company's website, www.modine.com.

The Board of Directors has determined that each member of the Audit Committee is “independent” as defined in the corporate governance listing standards of the NYSE relating to audit committees.  The Board of Directors has determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Cooley (the Chair of the Committee) and Ms. Williams each qualify as an “audit committee financial expert” within the meaning of the SEC rules.

Officer Nomination & Compensation Committee

Composition.  The Officer Nomination & Compensation Committee of the Board of Directors (the “ONC Committee”) is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.

Scope of Authority.  The ONC Committee reviews the performance of the executive officers, other than the CEO, and works in conjunction with the Corporate Governance and Nominating Committee to review the performance of the CEO; reviews candidates for positions as officers; makes recommendations to the Board on officer candidates; makes recommendations to the Board on compensation of officers; considers recommendations made by management relating to director compensation and presents those recommendations to the Board; administers the incentive compensation plans in which executive officers and directors participate; and, since the elimination of the Pension Committee, as described below, reviews the Company’s benefit programs made available to some or all employees of the Company.  The charter of the ONC Committee is available on the Company's website, www.modine.com.

Role of the Compensation Consultant.  The ONC Committee has retained Towers Perrin as its independent executive compensation consultant.  Towers Perrin reports directly to the ONC Committee and the ONC Committee may replace Towers Perrin or hire additional consultants at any time.  A representative of Towers Perrin attends meetings of the ONC Committee as requested, and communicates with the Chair of the ONC Committee between meetings; however, the ONC Committee makes all decisions regarding the compensation of Modine’s officers, including its named executive officers.

Towers Perrin provides various executive compensation services to the ONC Committee with respect to Modine’s officers pursuant to a written consulting agreement with the ONC Committee.  Towers Perrin advises the ONC Committee on the principal aspects of Modine’s executive compensation program and best practices in executive compensation and provides market information and analysis regarding the competitiveness of the Company’s compensation program.

In determining the competitiveness of the Company’s compensation of its NEOs, as well as other officers, the ONC Committee uses survey data prepared by Towers Perrin.

The ONC Committee regularly reviews the services provided by its outside consultants and believes that Towers Perrin is providing independent services to the ONC Committee.  The ONC Committee recognizes the potential for entrenchment with management and consultants, particularly consultants providing information that supports compensation level decisions.   The ONC Committee in no way delegates its function and responsibilities to Towers Perrin, management or any other service provider.

Towers Perrin also acts as a consultant to the Company on matters concerning health care plan administration and strategy.

Role of Executive Officers.  Mr. Burke, as CEO, recommends to the ONC Committee any compensation changes affecting the Company’s officers, including the other NEOs.  Mr. Burke reviews the performance goals of each officer and the level of achievement of those goals as well as the Company’s performance during the fiscal year with the ONC Committee.  Of increasing importance in this review process are retention considerations.  The ONC Committee reviews Mr. Burke’s recommendations and either approves or does not approve any compensation changes affecting officers of the Company.  Mr. Burke has no role in setting his own compensation.

Compensation Committee Interlocks and Insider Participation.  The members of the ONC Committee are Frank W. Jones, Dennis J. Kuester, Vincent L. Martin, Marsha C. Williams (chair) and Michael T. Yonker.  Mr. Jones is a former executive officer of the Company who served more than three years ago.  See the Director Independence section above for additional information concerning director independence.

The Company had no “Compensation Committee Interlocks” as described by the SEC during fiscal 2009.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “Nominating Committee”) develops and implements policies and practices relating to corporate governance matters, including reviewing and monitoring implementation of the Company's Guidelines on Corporate Governance; develops and reviews background information on prospective nominees to the Board and makes recommendations to the Board regarding such persons; and supervises the Board's annual self-evaluation working with an outside law firm to conduct such evaluation.  In March 2009, the Nominating Committee also assumed the role of working with the ONC Committee, as appropriate, to review and monitor succession plans relating to the CEO and to evaluate the performance of the CEO.  The Nominating Committee is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.  The charter of the Nominating Committee is available on the Company's website, www.modine.com.

Pension Committee

Through March 2009, the Pension Committee reviewed and monitored performance of the defined benefit pension plans and the defined contribution plans offered by the Company; monitored the objectives, membership and activities of the Company's Pension Investment Committee; and provided oversight for pension trust investments and defined contribution plans.

The Board of Directors voted to disband the committee in March 2009 because it concluded that the responsibilities of the Pension Committee could and should be managed by other committees and the full Board.  The Audit Committee assumed the role of reviewing with management the accounting assumptions and disclosures related to the defined benefit and post-employment benefit plans as well as the status, policies and procedures relating to Company common stock held in any such plan.  The ONC Committee will review the Company’s compensation and benefit programs (including plan design and effectiveness) and amend such plans pursuant to authority granted by the Board.  The full Board will oversee the funded status of and financial and investment strategies, as applicable, for the defined benefit and other post-employment benefit plans.

Technology Committee

The Technology Committee reviews and makes recommendations to the entire Board of Directors on major strategies and other subjects related to the Company’s approach, emphasis, and direction with regard to technical innovation and opportunities; the technology acquisition process to assure ongoing business growth; and development and implementation of measurement and tracking systems important to successful innovation.

Compensation of Directors

Employees of Modine do not receive any compensation for serving on the Modine Board.  For the 2009 fiscal year, non-employee directors, including the Chairman of the Board, received the following: an annual retainer of $35,000, payable quarterly; $1,750 for each board meeting attended; $1,500 for each committee meeting attended; an annual retainer of $5,000 for acting as Chair of the ONC Committee, Pension Committee, Nominating Committee or Technology Committee and an annual retainer of $10,000 for acting as Chair of the Audit Committee; reimbursement for travel, lodging, and related expenses incurred in attending board and/or committee meetings; and travel-accident and director and officer liability insurance.

In October 2008, the Board of Directors reviewed board compensation data provided by Towers Perrin that showed the compensation of Modine’s directors to be low in comparison.  Given the financial condition of the Company, the Board decided that it would not increase its compensation.  In January 2009, the Board of Directors decided that all Board and Committee fees payable to each director for calendar year 2009 would not be paid but would be accrued for payment to conserve the Company’s cash flow.  The Company shall pay the directors all such sums owed in December 2009.

The 2008 Incentive Stock Plan (the “Plan”) gives discretion to the Board, or a committee of the Board, to grant stock options and stock awards to non-employee directors.  The Plan is currently administered by the ONC Committee.  The Board or the ONC Committee, as applicable, has broad discretionary authority to set the terms of awards under the Plan.  It is the current policy of the Board of Directors to grant unrestricted stock awards to each non-employee director after the Annual Meeting.

The following table sets forth compensation paid to or accrued for non-employee members of the Company’s Board of Directors in fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Change in Pension Value ($)	Total ($)

Charles P. Cooley	74,000	37,990		NA	111,990

Frank P. Incropera	69,000	--		(3)	69,000

Frank W. Jones	66,000	37,990		(3)	103,990

Dennis J. Kuester	54,500	37,990		(3)	92,490

Vincent L. Martin	61,000	--		(3)	61,000

Gary L. Neale	49,000	97,991	(4)	(3)	146,991

Marsha C. Williams	68,000	--		(3)	68,000

Michael T. Yonker	66,000	37,990		(3)	103,990

(1)
After the 2008 Annual Meeting of Shareholders, Frank Jones, Dennis Kuester, Michael Yonker, Charles Cooley, and Gary Neale were granted 2,702 shares of unrestricted stock under the Plan.  Dr. Incropera, Mr. Martin and Ms. Williams did not receive grants of shares after the 2008 Annual Meeting because they received awards in the prior year.

None of the directors included in the table above held any unvested stock awards as of the end of fiscal 2009.  As of March 31, 2009, the directors included in the table above held options to purchase shares of common stock, all of which are exercisable, as follows: Mr. Cooley – none; Dr. Incropera - 35,852 shares; Mr. Jones - 36,876 shares; Mr. Kuester - 36,876 shares; Mr. Martin - 35,852 shares; Mr. Neale – 37,900 shares; Ms. Williams - 35,852 shares and Mr. Yonker - 36,876 shares.

(2)
Represents amounts expensed in fiscal 2009 relating to stock grants.  Effective April 1, 2006, the Company adopted SFAS No. 123(R), which requires it to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant.  The assumptions used to determine the value of the awards are discussed in Note 25 of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-K for the fiscal year ended March 31, 2009.

(3)
Represents the change in pension value between the end of fiscal 2008 and the end of fiscal 2009 under the Modine Manufacturing Company Director Emeritus Retirement Plan as follows: Dr. Incropera – 0; Mr. Jones – ($23,592); Mr. Kuester – ($5,183); Mr. Martin – ($6,612); Mr. Neale – ($31,880); Ms. Williams – ($309); and Mr. Yonker – ($5,183).  The change in pension value is solely a result of the change in the interest rate used to calculate the present value of the pension benefit under the Director Emeritus Retirement Plan because no benefits otherwise continue to accrue under that plan.  The Company used interest rates of 7.73%, 6.62% and 5.92% to calculate the present value of the pension benefit at March 31, 2009, March 31, 2008 and March 31, 2007, respectively.

The Board of Directors adopted the Director Emeritus Retirement Plan pursuant to which any person, other than an employee of the Company, who was or became a director of Modine on or after April 1, 1992 and who retired from the Board would be paid a retirement benefit equal to the annualized sum directors were paid for their service to the Company as directors (including board meeting attendance fees but excluding any applicable committee attendance fees) in effect at the time such director ceased his or her service as a director.  The retirement benefit continues for the period of time equal in length to the duration of the director's Board service.  If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary would receive the benefit.  In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable under the Director Emeritus Retirement Plan.  The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.  Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it.  All eligible directors who retired prior to July 1, 2000 continue to receive benefits pursuant to the Director Emeritus Retirement Plan.  All current directors eligible for participation, Ms. Williams, Messrs. Jones, Kuester, Martin, Neale and Yonker, and Dr. Incropera, accrued pension benefits pursuant to the Director Emeritus Retirement Plan until July 1, 2000.

(4)	On May 20, 2008, the Board of Directors granted Mr. Neale 3,563 shares of unrestricted stock to compensate him in his role as Non-Executive Chairman of the Board.

Share Ownership Guidelines

Effective January 16, 2008, the Board adopted share ownership guidelines for incumbent members of the Board of Directors and officers of the Company.  The guidelines are set forth in the Company’s Guidelines on Corporate Governance that are available at the Company’s website, www.modine.com.  The Board believes that in order to further align the interests of members of the Board and shareholders, members of the Board and officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward the guideline figures.  The guidelines generally provide that by 2013, incumbent directors are expected to hold shares of Company stock with a value of at least three times the value of the director’s annual cash retainer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the compensation philosophy, policies and practices of the Company with respect to the following current executive officers:

•	Thomas A. Burke, President and CEO (Principal Executive Officer);

•	Bradley C. Richardson, Executive Vice President – Corporate Strategy and CFO (Principal Financial Officer);

•	Klaus A. Feldmann, Regional Vice President – Europe;

•	Thomas F. Marry, Regional Vice President – Asia; and

•	Margaret C. Kelsey, Vice President – Corporate Development, General Counsel and Secretary.

Other than the Principal Executive Officer and Principal Financial Officer, Messrs. Feldmann and Marry and Ms. Kelsey were the three most highly compensated executive officers as of March 31, 2009.  In addition to the five listed above, in accordance with SEC rules, our “named executive officers” or “NEOs” also include one former executive officer, James R. Rulseh, Regional Vice President – Americas, who ceased to be an executive officer on January 31, 2009.

The compensation for these individuals is listed in the tables on pages 20 through 29 of this Proxy Statement.

Overall Goals of Our Executive Compensation Program

The Officer Nomination & Compensation Committee sets the compensation philosophy at Modine. In determining the philosophy, the ONC Committee seeks to help achieve the short and long-term financial goals of the Company, and seeks to encourage the executives to act as owners of the Company.  In addition, the ONC Committee is focused on attracting and retaining employees who are qualified, motivated and committed to excellence.  The ONC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is intended to reward short-term performance as well as serve as a retention tool.  The annual cash incentive is intended to reward the achievement of annual operating goals that are critical to the Company’s business.  The equity portion of the compensation package provides incentives that align the executives’ returns with those of shareholders, encourages long-term retention and rewards superior long-term performance.

The ONC Committee acts under the following principles:

•	Compensation is a primary factor in attracting and retaining employees and Modine's goals can only be achieved by the attraction and retention of qualified and highly skilled people;

•	Compensation must be linked to the interests of shareholders. The most effective means of ensuring this linkage is with equity incentives, both stock awards and stock options;

•
All elements of executive compensation including base salary; targeted annual incentives (cash-based); and targeted long-term incentives (stock-based) are set to ensure that executives are fairly, but not excessively, compensated;

•
Strong financial and operational performance must be encouraged and shareholders’ investments must be preserved and enhanced over time.  Dilution of shareholder value as the result of awards will not be excessive; and

•
It is important to reward overall corporate results rather than the independent performance of any single operating unit.  Operating units are  interdependent and the Company as a whole benefits from the fostered cooperation and optimization of close collaboration among individual units.

It is also the objective of the ONC Committee that the executive compensation program reflects the economic conditions of the Company.  In a year in which the Company underperforms, the compensation of the executive officers will be lower than in years when the Company is achieving its financial objectives.  As reflected in this Compensation Discussion and Analysis, the ONC Committee believes the compensation program is meeting this objective.

The CEO participates in the same programs and receives compensation based generally on the same factors as the other NEOs.  However, the level of the CEO’s compensation is even more heavily dependent upon the Company’s performance than other NEOs.  Mr. Burke’s overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.  Because of his key role in policy and decision making, the ONC Committee believes that the CEO’s compensation should be weighted more heavily toward equity awards so his compensation is reflective of the Company’s performance.

Use of Survey Data

As is described below with regard to each element of executive compensation, the ONC Committee compares the executive compensation levels at Modine, including base salary, cash incentive payments and long-term incentive compensation, against survey data prepared by the ONC Committee’s independent compensation consultant, Towers Perrin (“Towers Perrin”).  Towers Perrin combines two surveys on an equal basis, consisting of approximately 2,200 companies’ data, to prepare the information provided to Modine.  One survey contains Towers Perrin data and is drawn from all companies in the Towers Perrin database, excluding financial services, healthcare and utilities.  The other survey is of Watson Wyatt data and is drawn from companies in its durable goods category of companies.  Towers Perrin runs a regression analysis for both surveys, to adjust the data to match Modine’s revenue size.  The ONC Committee does not choose the list of companies that are included in the sample.  Instead, the ONC Committee recognizes that it attracts employees from a broad range of companies and its comparison data reflects that fact.  The ONC Committee does not use the survey data in a formulaic manner.  If the compensation of the NEO is greater or less than the median in the survey for the same job, the ONC Committee will take this information into account when setting base salary, cash incentive payments and long-term incentive compensation levels but will also exercise of its discretion in making the compensation decision based upon its judgment.

Additional information regarding the role of Towers Perrin is included above in Roles of the Board’s Committees – Officer Nomination & Compensation Committee.

Significant Actions Taken by the ONC Committee in Fiscal 2009

Of significance among the actions taken by the ONC Committee in fiscal 2009 are the following:

•	Amendment of the existing employment agreements to provide for severance payment over time rather than in a lump sum.

As described below in Employment Agreements, Mr. Burke and Mr. Richardson have employment agreements.  Prior to the amendment of those agreements in July 2008, severance paid under the agreements would have been paid in a lump sum.  Given the economic climate impacting our industry, our financial condition and the extreme pressure on cash flows, the ONC Committee determined that payment over time is more appropriate than a lump sum payment.

•
In the face of the departure of two key members of management in the Company’s fourth quarter, the ONC Committee, knowing that the Performance Stock Award plan would not pay out for fiscal 2009 and having doubt as to whether the MIP would pay out, instituted a retention plan for executive officers and other officers to attempt to ensure the stability of the management team.

All executive officers and other officers of the Company will be paid a retention bonus in an amount equal to one year’s salary (as of April 1, 2009) to be paid in three equal installments in December 2009, October 2010 and April 2011 as long as they are employed by the Company on the payment dates.  In the event that an executive officer or other officer voluntarily terminates employment with the Company prior to April 2011, such individual will be contractually obligated to return all sums, net of taxes, paid by the Company to him or her under the retention plan.

Mr. Burke declined to participate in the retention plan but fully supports the retention plan given his confidence in the management team and the importance of the continuation of that team.  Mr. Burke’s decision in this matter is fully supported by the Board.

•	Exclusion of any executive officer or other officer of the Company from receiving a cash incentive payment under the Management Incentive Plan (“MIP”) for fiscal 2009 results.

As described in Cash Incentive Payment below, the Company achieved the Threshold level in the MIP for working capital as a percentage of revenue.  The ONC Committee exercised its discretion to eliminate payouts to NEOs, other officers and certain other key employees under the MIP for fiscal 2009 given the benefit to be paid to these individuals under the retention plan.  Mr. Burke will not receive a MIP payment for fiscal 2009 even though he is not participating in the retention plan.

•	Change of the date to award equity incentives to happen after the end of the fiscal year when results are known and published.

Based upon evolving corporate governance practices, the ONC Committee revised its timing of granting equity incentive awards to ensure that such awards are made when year end results are available in the marketplace.  Given this change, all awards of equity, Stock Options, Retention Stock Awards and Performance Stock Awards, will be made concurrently after the company has announced its results for the prior fiscal year.

•
Direction to Towers Perrin to assist the ONC Committee in creating a peer group consisting of public companies with revenues between $500 million and $2.5 billion with an industrial, automotive and manufacturing focus (“Peer Group”) in order to compare the compensation of the NEOs in fiscal 2010 to that paid by the Peer Group.

The ONC Committee wants to ensure that the compensation of the NEOs is comparable to the median of the range of the Peer Group assuming median performance by the Company.

Elements of Executive Compensation for Fiscal 2009

Base Salary

Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  Individual performance is a key component in determining base salary and any changes to base salary.

The ONC Committee compares the base salaries of the NEOs to the median of base salaries contained in survey data of companies prepared by Towers Perrin.  The ONC Committee discusses and takes into consideration whether or not the jobs being compared are equivalent.  The ONC Committee then exercises its judgment to determine the appropriate level of base salary for a particular NEO relative to the median base salary level contained in the survey.  Factors considered include individual performance, length of time in the position, consistency of performance through the business cycle and changes in job responsibility.

The determination of base salary affects every other element of executive compensation because all of the other components of executive compensation, including severance and retirement benefits, are determined based on the amount of the individual’s base salary.  The ONC Committee annually reviews base salary to ensure that, on the basis of responsibility, performance and job scope, the compensation  levels are in keeping with the ONC Committee's principles.

On May 20, 2008, the ONC Committee increased Mr. Richardson’s annual base salary from $417,000 to $454,530, retroactive to April 1, 2008, the date he assumed the role of Executive Vice President – Corporate Strategy and Chief Financial Officer.   This change was made to reflect changes in Mr. Richardson’s scope of responsibilities.

The ONC Committee increased, on average, the base salaries of the NEOs, other than Mr. Burke and Mr. Richardson, by 3.9%,effective  July 1, 2008.  The base salary of every salaried employee was reviewed in fiscal 2009 by the Company and, for those receiving increases, generally increased 3.5%.  The increase was greater, on average, for the NEOs because of new job responsibilities assumed by a number of these individuals.

Base Salary of CEO

The Corporate Governance and Nominating Committee, working with the ONC Committee, evaluates the individual performance of the Company’s CEO.  The ONC Committee sets the CEO’s base salary.  Considerations of the ONC Committee in determining Mr. Burke’s annual base salary include Mr. Burke’s achievement of his performance management plan goals as determined by the Corporate Governance and Nominating Committee.

On May 20, 2008, the ONC Committee, in recognition of Mr. Burke’s promotion to President and CEO and in acknowledgement of his change in responsibilities associated with that promotion,  increased Mr. Burke’s annual base salary to $627,750 from $465,000, his salary as Chief Operating Officer.  The salary increase for Mr. Burke was retroactive to April 1, 2008, the date he assumed the role of President and CEO.

Cash Incentive Payment

The Modine Management Incentive Plan (“MIP”) is Modine’s broadly applicable annual cash bonus plan designed to motivate and reward executives for achieving the Company’s annual operating plan.  Specifically, the MIP is designed to drive the attainment of certain gross margin levels as a percentage of revenue and certain operating working capital levels as a percentage of revenue.  In most  years, all NEOs participate in the MIP.

During fiscal 2009, the ONC Committee exercised its discretion to eliminate payouts under the MIP for fiscal 2009 for NEOs, other officers and other key employees of the Company given the benefit to be paid to these individuals under the retention plan described above.  Mr. Burke will not receive a MIP payment for fiscal 2009 even though he is not participating in the retention plan.  The ONC Committee determined that no officer would receive a MIP payment for fiscal 2009 and even though Mr. Burke declined to participate in the retention plan, as an officer, he is precluded from receiving a payment under the MIP.  The ONC Committee does not, at present, intend to exercise its discretion to eliminate payments under the MIP for officers in fiscal 2010.  For the fiscal year ended March 31, 2009, the Company achieved the Threshold level in the MIP for working capital as a percentage of revenue.

The ONC Committee exercises its judgment  to determine the appropriate MIP metrics by taking into account the key elements of the annual financial plan.  It also sets the MIP levels and  tests those levels against the cash incentive compensation levels contained in survey data prepared by Towers Perrin. The ONC Committee annually reviews the percentage to be awarded as a MIP bonus and the methodology for calculating the MIP award and determines whether it is appropriate based upon survey data, historical practice and the financial condition of the Company.   The ONC Committee compares the cash incentive compensation of the NEOs to the median of such compensation as set forth in the survey for individuals with substantially the same jobs.  If the cash incentive compensation of the NEO is greater or less than the median cash incentive compensation in the survey for the same job, the ONC Committee determines whether an adjustment should be made, taking into consideration the entire scope of the role being evaluated and its determination of internal equities between the various NEO responsibilities.

For fiscal 2009, the Company had Threshold, Target and Maximum levels of payment under the MIP determined by  the actual results of the Company as measured against the gross margin and  working capital goals levels set prior to the commencement of the fiscal year.  These metrics were chosen because they are critical to the Company and are the metrics that the ONC Committee believes will, at this point in time, drive financial success for the Company.  Each measure is weighted 50% and payment under one measure is independent of the other.  If both actual gross margin and working capital hit the Target levels, participants would receive 100% of their Target bonus.  The Threshold level for gross margin is 14.5% of total revenues, the Target level is 15% of total revenues and the Maximum level is 15.5% of total revenues.  The Threshold level for working capital is 10.9% of total revenues, the Target level is 10.2% of total revenues and the Maximum level is 9.5% of total revenues.

The table below shows the percentage of salary the CEO and the other NEOs could have earned under the MIP.  The Threshold level of MIP payment is 25% of the Target and the Maximum level of MIP payment is 200% of the Target.  If both the gross margin and the working capital Target metrics were achieved (i.e. gross margin of 15% of total revenues and working capital of 10.2% of total revenues), the MIP payments to the NEOs would be as follows: Mr. Burke would receive 100% of his salary; Mr. Richardson would receive 75% of his salary; Messrs. Feldmann and Marry would receive 50% of each of their salaries and Ms. Kelsey would receive 40% of her salary.  If only one metric were met at the Target level, the participant would receive 50% of the Target bonus.

Bonus Level	Gross Margin	Working Capital	Percentage of CEO Salary Subject to Award	Percentage of Salary Subject to Award for Brad Richardson	Percentage of Salary subject to Awards for Klaus Feldmann and Thomas Marry	Percentage of Salary subject to Award for Margaret Kelsey

Threshold	14.5%	10.9%	25	18.75	17.5	10

Target	15.0%	10.2%	100	75	50	40

Maximum	15.5%	9.5%	200	150	100	80

Equity Incentives - Long-Term Incentive Compensation

The long-term incentive element of the Company’s executive compensation program is used to attract, retain and motivate key employees who directly impact the performance of the Company over a timeframe greater than a year.  Long-term compensation is stock-based so that Modine’s stock price directly affects the amount of compensation the executive receives.  The ONC Committee sets the grants as a percentage of base salary.

The ONC Committee’s independent compensation consultant works with the ONC Committee to determine the appropriate level of long-term compensation for each position.  The ONC Committee exercises its judgment  to determine the appropriate levels for long-term compensation but also tests the levels against the long-term incentive compensation levels contained in the survey data prepared by Towers Perrin.  The ONC Committee compares the long-term incentive compensation of the NEOs to the approximate median of such compensation as set forth in the survey for individuals with substantially the same jobs.  If the long-term incentive compensation of the NEO is greater or less than the median in the survey for the same job, the ONC Committee discusses whether changes should be made, taking to account the scope of the job, the tenure of the individual in the job and the long term potential of the individual.

For fiscal 2009, the ONC Committee, with market input from its compensation consultant, determined that the fair value of the long-term incentive compensation for the CEO at the date of grant would be targeted at 200% of his salary, which is the approximate median based on the survey data used by the Company.  For the remaining NEOs, the CEO recommended, and the ONC Committee approved, the fair value of the long-term incentive compensation on the date of grant, expressed as a percentage of salary, as follows:

Name	Percentage of Salary

Bradley C. Richardson	145%

Klaus A. Feldmann	100%

Thomas F. Marry	70%

Margaret C. Kelsey	60%

James R. Rulseh	115%

The equity portion of the compensation package provides an incentive that rewards superior long-term performance and provides financial consequences for underperformance.  In fiscal 2009, the Company’s NEOs were eligible to receive the following long-term incentive compensation: Stock Options; Retention Restricted Stock Awards and Performance Stock Awards.

Stock Options (generally targeted to equal 20% of the long-term incentive award).  The ONC Committee believes that stock options focus executives on driving long term performance.  Stock options have an exercise price equal to the fair market value of the common stock on the date of grant and, for existing awards to NEOs, are immediately exercisable when the recipient has been employed by the Company for at least one year.  The stock options expire ten years from the date of grant.

Retention Restricted Stock Awards (generally targeted to equal 20% of the long-term incentive award).  Retention stock awards reward employees for their continued commitment to the Company.  The Company grants the employees shares of restricted stock and the restrictions lapse on one-quarter of the shares each year for a period of four years.

Performance Stock Awards (at Target equal 60% of the long-term incentive award).  Awards of performance stock are earned by achieving corporate financial goals over a three-year period and are paid after the end of that three-year period.  Payout levels vary based upon the achievement of Threshold, Target or Maximum goals.  Once earned, the performance stock awards are not subject to any restriction.  Determinations of the achievement of performance goals for the performance stock awards are not made until the Company’s audited financial statements covering the last year in the performance period are completed.

In fiscal 2009, two measures were used to determine the payouts under performance stock awards – Earnings per Share (“EPS”) growth and Total Shareholder Return (“TSR”).  The EPS measure is intended to focus management on increasing earnings for shareholders.  The TSR measure gauges performance relative to other companies and focuses management on driving positive differentiation in Modine’s stock performance.  Achievement and payout for each measure is calculated and paid out independently of the other measure. A new performance period begins each year so multiple performance periods, with separate goals, operate simultaneously.  Target performance share grants were weighted at 60% for  EPS achievement and 40% for TSR achievement.

The EPS goal is measured over a three-year period, which is intended to ensure that management makes decisions with the intermediate term in mind versus trying to maximize a given year’s performance.  For the awards granted in fiscal 2009, the EPS goal was expressed as a specified cumulative dollar amount to be achieved over the three-year period rather than a year-over-year percentage increase.  EPS will be determined under generally accepted accounting principles but the ONC Committee may, in its discretion, make appropriate adjustments to eliminate the impact of unusual items.  For awards granted in fiscal 2009, the EPS three-year cumulative amounts were $2.00, $2.50, and $3.00, respectively, for Threshold, Target and Maximum levels.

The performance measure for TSR is Modine’s performance relative to the performance of the S&P 500 over a three year period with levels for awards granted through fiscal 2008 as follows: Threshold – 25th percentile; Target – 50th percentile and Maximum – 75th percentile.  For awards granted in fiscal 2009, the TSR performance levels were as follows: Threshold – 35th percentile; Target – 50th percentile and Maximum – 75th percentile.  The calculation of TSR includes both the stock price change over the three-year period as well as dividends paid during the period.

See the Grants of Plan-Based Awards table below that contains estimates of future payout of long-term compensation.

In May 2008, after the earnings release for results of fiscal 2008, the ONC Committee set the Threshold, Target and Maximum monetary levels for the grant of Performance Stock Awards.  The number of shares of stock at each level was based upon the stock price on May 21, 2008 but the ultimate number of shares issued, if any, is dependent upon the achievement of the EPS and TSR levels set by the ONC Committee as described above.  Given the fact that the ONC Committee changed the date for grant of Stock Options and Retention Restricted Stock Awards to occur after the end of the fiscal year (as described above in Significant Actions Taken by the ONC Committee in Fiscal 2009), no Stock Options or Retention Restricted Stock Awards were granted to NEOs during fiscal 2009.

Changes to Executive Compensation for Fiscal 2010

After the end of fiscal 2009, the ONC Committee determined that use of the Performance Stock Award plans should be suspended for Fiscal 2010.  The ONC Committee suspended the award of Performance Stock Awards because of the significant uncertainty in the economic climate for the Company’s products.  The ONC Committee determined that it could not set realistic targets for the next three fiscal years under the plan as structured. In addition, the Performance Stock Awards, as they were structured through fiscal 2009, require the Company to accrue compensation expense that is significantly higher than the value of any award under the plans.  As a result, the ONC Committee resolved to eliminate any new grants of Performance Stock Awards during fiscal 2010 and to reevaluate the program in the coming year.  In lieu of the Performance Stock Award program during fiscal 2010, the ONC Committee will make awards of restricted stock and grants of stock options to participants in the long-term incentive compensation plan in an amount up to 2.5% of the Company’s outstanding common stock.  The number of restricted stock awards will equal 20% of the awards and will vest equally over four years, as they do currently.  The number of shares subject to the grant of stock options will equal 80% of the awards granted to each participant.  One fourth of the stock option grant will vest each year starting on the date grant so that one fourth of the stock option award is immediately exercisable on the date of grant.

Prior to this change for fiscal 2010, the ONC Committee had used a monetary value for the award of long-term incentive compensation.  Given the Company’s relatively low stock price, the ONC Committee abandoned the monetary valuation for awards for fiscal 2010 and, instead, used share count as the reference for the amount of the awards.

Subsequent to the end of fiscal 2009, the ONC Committee also froze the salaries of all officers for fiscal 2010.  The ONC Committee determined that the Company’s NEOs and other officers’ compensation was appropriate at the present levels.

Employment and Post-Employment Benefits

General Benefits.  The NEOs receive the same basic employee benefits that are offered by the Company to all salaried employees within the region where the individual resides.  These benefits include medical and dental coverage, disability insurance and life insurance.  The cost of these benefits is partially borne by the employee, including each NEO.

Retirement Benefits for U.S. Employees.

The Company offers retirement benefits to its employees through tax-qualified plans, including an employee and employer funded Modine 401(k) Retirement Plan for U.S. Salaried Employees (the “401(k) Retirement Plan”).  Under the 401(k) Retirement Plan, the Company contributes 50% of the amount contributed to the plan by the employee, subject to a maximum contribution of 2.5% of the employee’s pay up to the maximum allowed by law.  While the benefit is available to all of the Company’s full-time employees in the U.S., each individual participant’s 401(k) Retirement Plan balance may vary due to a combination of differing annual amounts contributed by the employee, the investment choices of the participant (the same investment choices are available to all participants in the plan) and the number of years the person has participated in the plan.

The Company has historically also made a contribution in January of each year to a defined contribution plan equal to a certain percentage of base salary for each full-time U.S. salaried employee, including the NEOs (other than Klaus A. Feldmann).  This defined contribution plan is a vehicle for retirement savings and was initiated after the Company froze the accumulation of credited service in its defined benefit pension plan.  In March 2009, the Company contributed two percent of salary to this plan for each full-time U.S. salaried employee.  The percentage contributed is determined based upon the ONC Committee’s assessment of business performance balanced against the need to offer competitive benefits.

The Company’s defined benefit pension plan, which is frozen, is more fully described in the Pension Benefits Table below.  Messrs. Richardson, Rulseh and Marry and Ms. Kelsey participate in the Company’s defined benefit pension plan.  Mr. Burke joined the Company after the defined benefit pension plan was closed to new participants.  Mr. Feldmann does not participate in the U.S. Company-sponsored pension plan because he is a citizen of Germany, but the Company provides a cash benefit of 5% of base salary to Mr. Feldmann to fund a retirement benefit.

In addition to the employee benefits applicable to U.S. employees in general, more highly compensated employees of Modine, including the NEOs (other than Klaus Feldmann) receive the following benefits:

Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified plan.  It allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to the 401(k) Retirement Plans.  For the 2009 calendar year, an employee could contribute no more than $16,500 to a 401(k) Retirement Plan.  The Deferred Compensation Plan allows a highly compensated employee to defer an amount of salary that exceeds $15,500 but in no event can the deferral into the Deferred Compensation Plan exceed 10% of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The committee administering the plan tracks performance as if the amounts deferred were invested in certain investment vehicles.  The sums deferred do not earn a preferential rate of return.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  The employer match is made in this plan only to the amount that was unavailable in the 401(k) Retirement Plan due to statutory limits.

Additionally, as stated earlier, an employer contribution may be made each January in conjunction with the defined contribution plan payment of a certain percentage of salary.  A contribution to the executive’s deferred compensation account is limited to the amount that would otherwise have been made in the qualified plan but was not contributed because of statutory limitations.

Executive Supplemental Retirement Plan (“SERP”).  The SERP is a non-qualified pension plan.  The SERP which, like the defined benefit pension plan, is frozen is an extension of the Company’s qualified pension plan that allows salary and bonus that is in excess of statutory limits to be taken into account in determining pension benefits payable to an employee.

Perquisites.  Until October 2008, we provided our executive officers with perquisites and other personal benefits as part of providing a competitive executive compensation program and for employee retention.  Perquisites for executive officers resident in the U.S. included an annual allowance for financial and tax planning services; an annual physical at an off-site medical facility; and use of Modine fleet vehicles for occasional personal use.

In October 2008, the Company suspended all of the above described executive perquisites for U.S.-based employees.  Mr. Feldmann receives the lease of a vehicle and a retirement supplement as provided for in his employment agreement as is customary in Germany.

Mr. Marry lived in China as an expatriate for the entirety of fiscal 2009.  As an enticement for Mr. Marry to move to China, Mr. Marry and the Company entered into a Letter of Understanding that provided that Mr. Marry would be paid a goods and services differential to account for the differential in the cost of goods and services in Shanghai, China and the U.S.; a housing allowance while living in China to account for the difference in housing expense in Shanghai versus the U.S.; a hardship allowance to entice Mr. Marry to move to China; tax preparation assistance given the complexities of filing tax returns in the U.S. and a foreign country with foreign country income and a leased vehicle and driver given safety concerns for an individual living abroad.  The amounts for these items paid during fiscal 2009 are set forth in footnote 5 to the Summary Compensation Table.

Share Ownership Guidelines

Effective January 16, 2008, the Board adopted share ownership guidelines for officers of the Company.  The guidelines are set forth in the Company’s Guidelines on Corporate Governance that are available at the Company’s website, www.modine.com.  The Board believes that in order to further align the interests of officers and shareholders, officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward the guideline figures.  The guidelines generally provide that by 2013, the President and CEO is expected to hold shares of Company stock with a value of at least four times his annual base salary; NEOs, other than the President and CEO, are expected to hold shares of Company stock with a value of at least three times their annual base salary; and officers, other than those addressed above, are expected to hold shares of Company stock with a value of at least two times their annual base salary.  Each of the salary levels described above is based generally upon a three year average.  Upon the appointment to a new office, the officer will need to comply with the guidelines for the new office by the 5th anniversary of the date of appointment to such office.  The chair of the Nominating Committee evaluates whether an exception, if any, should be made for any officer, who, due to his or her unique financial circumstances or other extenuating circumstances, would incur a hardship by complying with the applicable guideline and, in such an event, may make an exception to the guidelines for such individual.

Employment Agreements

The Company has employment agreements with each of Messrs. Burke and Richardson.  Modine Holding GmbH, the Company’s subsidiary in Germany, has an employment agreement with Mr. Feldmann, as is customary in Germany.  The Company also has change in control agreements with all of its officers, including Mr. Marry and Ms. Kelsey and certain key employees.  The purpose of these agreements is to ensure continuity and, in the case of change in control provisions, the continued dedication of our executives during any period of uncertainty.

Effective July 1, 2008, the Company entered into an amendment to the employment agreement with each of Messrs. Burke and Richardson.  The amendment provides that any severance payment under such agreements would be paid over the remainder of the 36 month term of the agreement, rather than in a lump sum.  In addition, the definition of “Good Cause” was amended to provide that a termination for “willful and continued failure to perform substantially the Executive’s duties” would be grounds for termination for Good Cause.  In the event of termination for Good Cause, the Company is not contractually obligated to pay benefits under the agreement to the executive.  The amendments also included provisions to avoid the payment of additional taxes in accordance with Section 409A of the Internal Revenue Code and regulations issued thereunder.

Mr. Rulseh retired from full-time employment with the Company on January 31, 2009.  The Company entered into a Retirement Agreement with Mr. Rulseh dated January 17, 2009 pursuant to which Mr. Rulseh was on a paid leave of absence until May 31, 2009 and will receive certain benefits, including payment bi-weekly of an amount equal to his salary prior to his retirement until January 31, 2010.

See Potential Payments upon Termination or Change in Control below for additional information about these agreements.

Tax Implications for NEOs

The ONC Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code of 1986, as amended (the “Code”).  For example, Section 409A of the Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The ONC Committee has generally structured the elements of Modine’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs.  Section 280G and related provisions of the Code impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change in control and results in the loss of the compensation deductions for such payments by the executive’s employer.  The ONC Committee has structured the change in control payment under its employment and change in control agreements with the NEOs (other than Klaus Feldmann who does not have a change in control agreement) to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments for those executives.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company's CEO and the other NEOs who are covered by Section 162(m).  Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The ONC Committee believes that it is generally in the Company’s best interest to attempt to structure compensation amounts and plans in a manner that satisfies the requirements of Section 162(m).  However, the ONC Committee also recognizes the need to retain flexibility to approve compensation amounts and plans that may not meet Section 162(m) standards in order to enable the Company to meet its overall objectives.  Accordingly, the Board and the ONC Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances.  Further, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

Officer Nomination and Compensation Committee Report

The ONC Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management; and, based on that review and discussion, the ONC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and the Company’s annual report on Form 10-K.

Members of the ONC Committee:

Marsha C. Williams, Chair	Vincent L. Martin

Frank W. Jones	Michael T. Yonker

Dennis J. Kuester

Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company's Principal Executive Officer, Principal Financial Officer, and the three most highly compensated executive officers, other than the Principal Executive Officer and Principal Financial Officer, serving as executive officers as of March 31, 2009 and one former executive officer (the "NEOs") for services rendered to the Company and its subsidiaries during the fiscal years ended March 31, 2009, 2008 and 2007.  Under SEC rules, information is provided for Mr. Marry and Ms. Kelsey for fiscal 2009 only.

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)(7)

Thomas A. Burke	2009	627,750		-	421,880	0	0	NA	38,787	1,088,417
President and CEO	2008	462,500		-	398.995	100,003	0	NA	59,310	1,020,758
	2007	448,366		-	266,098	87,048	144,050	NA	30,292	975,854

Bradley C. Richardson	2009	454,530		-	315,413	0	0	(5)	35,034	804,977
EVP - Corporate Strategy and CFO	2008	414,000		-	432,910	89,013	0	-	42,872	978,795
	2007	405,000		-	269,040	88,011	130,359	7,294	26,685	926,389

Klaus A. Feldmann(8)	2009	293,645€/		-	170,708€/	0	0	NA	43,764€/	508,117€/
		$390,122			$237,422				$58,143	$685,687
Regional VP – Europe	2008	282,645€/		-	217,578€/	88,111€/	0	NA	41,428€/	629,762€/
		$446,728			$290,646	$139,262			$65,475	$942,114
	2007	275,000€/		-	129,818€/	42,465€/	88,516€/	NA	40,664€/	576,463€/
		$367,352			$173,415	$56,726	$118,242		$54,321	$770,056

Thomas F. Marry	2009	288,223		-	134,532	0	0	(5)	147,577	570,332
Regional VP-Asia

Margaret C. Kelsey VP	2009	226,646		-	71,393	0	0	(5)	12,959	310,998
Corporate Development, General Counsel and Secretary

James R. Rulseh	2009	333,312	(9)	-	408,920	0	0	(5)	25,752	767,984
Regional VP-Americas	2008	318,500		-	292,550	54,212	0	-	38,412	703,674
	2007	311,000		-	175,986	57,571	100,103	133,698	26,170	804,528

(1)
The salary amounts include amounts deferred at the named executive officer's option through contributions to the Modine 401(k) Retirement Plan for Salaried Employees and the Modine Deferred Compensation Plan.

(2)	The “Bonus” column includes only discretionary bonus payments. Payments under the MIP are set forth in the “Non-Equity Incentive Plan Compensation” column of this table.

(3)
Represents the amounts expensed in accordance with SFAS No. 123(R) in the stated fiscal year relating to grants of Retention Restricted Stock Awards and Performance Stock Awards granted in that year or prior fiscal years.  The amounts disclosed for fiscal 2008 have been revised to take into account the amounts expensed relating to grants for prior fiscal years.  For fiscal 2009, the amount disclosed includes a reversal of the expense previously taken for the EPS performance goal portion of the Performance Stock Awards granted on May 2, 2007.  See Grants of Plan-Based Awards for Fiscal 2009, Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation and the Outstanding Equity Awards at Fiscal Year End table  for further discussion regarding the Retention Restricted Stock Awards and the Performance Stock Awards.  The assumptions used to determine the value of the awards are discussed in Note 25 of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-K for the fiscal year ended March 31, 2009.

(4)
Represents the amounts expensed in accordance with SFAS No. 123(R) in the stated fiscal year relating to grants of options.  The assumptions used to determine the value of the options are discussed in Note 25 of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-K for the fiscal year ended March 31, 2009.  The actual value, if any, which an optionee will realize upon the exercise of an option will depend on the excess of the market value of the Company’s common stock over the exercise price on the date the option is exercised, which cannot be forecasted with any accuracy.

(5)
Represents the change in pension value between the end of fiscal 2008 and the end of fiscal 2009.  The aggregate changes in pension value for the NEOs who participate in the Modine Manufacturing Company Pension Plan for Non-Union Hourly-Paid Factory Employees and Salaried Employees and the Pension Plan and Executive Supplemental Retirement Plan were as follows: Mr. Richardson – ($12,175); Mr. Marry – ($15,685); Ms. Kelsey – ($8,629); and Mr. Rulseh – ($79,796).  For purposes of calculating the change in benefit values from year to year, the discount rates used to determine the present value of the benefit were 7.73% as of March 31, 2009, 6.62% as of March 31, 2008, and 5.92% as of March 31, 2007.

(6)
The amounts set forth in this column for fiscal 2009 include: Company contributions under the 401(k) Retirement Plan (“401(k) Co. Match”); Company contributions to the qualified deferred contribution plan (“Def. Contr. Plan”); Company matching contributions under the Modine Deferred Compensation Plan (“DC Co. Match”); Company payment of long-term disability insurance premiums (“LTD Ins.”); Company payment of life insurance premiums (“Life Ins.”); perquisites and other personal benefits; and retirement benefits.  The perquisites for Mr. Marry include $129,819 paid to him under a Letter of Understanding for expatriate service in China as described in Compensation Discussion and Analysis – Perquisites and an executive physical.  The perquisites for Mr. Feldmann include the lease of and maintenance of a car amounting to 14,400€/$19,131 and a retirement supplement amounting to 14.682€/$19,506 because he does not participate in the benefit plans available to U.S. residents.

Name	401(k) Co. Match ($)	Def. Contr. Plan ($)	DC Co. Match ($)	LTD Ins. ($)	Life Ins. ($)	Perquisites ($)	Total

Thomas A. Burke	7,534	4,600	24,585	826	1,242	0	38,787

Bradley C. Richardson	6,712	4,600	18,365	826	1,242	3,289	35,034

Klaus A. Feldmann	NA	NA	NA	NA	14,682€/	29,082€/	43,764€/
					$19,506	$38,637	$58,143

Thomas F. Marry	2,573	4,600	4,726	793	688	134,197	147,445

Margaret C. Kelsey	5,185	3,837	799	623	401	2,114	12,959

James R. Rulseh	6,583	4,600	10,275	703	1,035	2,556	25,752

(7)
The total compensation for fiscal 2008 has been revised to take into account the amounts expensed in that year relating to grants of stock awards for prior fiscal years (as previously discussed in footnote 3 above).  As well, the total compensation for fiscal 2007 and 2008 has been revised to exclude the amount of dividends paid on restricted stock which were previously disclosed as part of the “All Other Compensation.”  While the Company does pay dividends with respect to outstanding grants of Retention Restricted Stock, in accordance with SFAS No. 123(R), such dividends are factored into the grant date fair value of the awards and accordingly are not included as “All Other Compensation.”

(8)
The salary, bonus and other annual compensation for Mr. Feldmann, who works and lives in Germany, were paid to him in Euros.  The amounts shown in U.S. dollars in the table above were converted from Euros at the following exchange rates in effect at March 31 in the years indicated: 2009 - $1 = .7527€; 2008 - $1 = .6327€; and 2007 - $1 = 0.7486€.

(9)	$56,250 of this amount was paid during Mr. Rulseh’s leave of absence following his retirement as an executive officer on January 31, 2009.

Grants of Plan-Based Awards for Fiscal 2009

The Company generally makes the following Plan-Based Awards: stock options; retention restricted stock and performance stock.

The ONC Committee believes that stock options focus executives on driving performance.  Stock options have an exercise price equal to the fair market value of the common stock on the date of grant and, for existing awards to NEOs, are immediately exercisable when the recipient has been employed by the Company for at least one year.  The stock options expire ten years from the date of grant.  No stock options were granted in fiscal 2009.

Retention restricted stock awards reward employees for their continued commitment to the Company.  The Company grants the employees shares of restricted stock and the restrictions lapse on one-quarter of the shares each year for a period of four years.  Dividends are paid on the restricted shares at the same time and at the same rate as dividends are paid to all shareholders.  No retention restricted stock awards were granted in fiscal 2009.

Awards of performance stock are earned by achieving corporate financial goals over a three-year period and are paid after the end of that three-year period.  Payout levels vary based upon the achievement of Threshold, Target or Maximum goals.  Once earned, the performance stock awards are not subject to any restriction.  Determinations of the achievement of performance goals for the performance stock awards are not made until the Company’s audited financial statements covering the last year in the performance period are completed.

The cash incentive plan, the MIP, provides for short term cash awards.

The following table sets forth information about grants of any award made in the fiscal year ended March 31, 2009 to the NEOs.  As indicated in the footnotes to this table, the amounts included in the “Estimated Future Payouts under Equity Incentive Plan
Awards” column of this table are contingent upon the achievement of certain earnings per share and total shareholder return levels.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Thomas A. Burke	5/21/08	156,938	627,750	1,255,500	24,706	49,411	86,469	NA	NA	NA	632,152

Bradley C. Richardson	5/21/08	85,224	340,898	681,795	12,969	25,938	45,392	NA	NA	NA	331,840

Klaus A. Feldmann (4)	5/21/08	78,177	223,364	446,728	8,685	17,370	30,398	NA	NA	NA	222,232

Thomas F. Marry	5/21/08	50,750	145,000	290,000	4,734	9,467	16,567	NA	NA	NA	121,123

Margaret C. Kelsey	5/21/08	25,000	100,000	200,000	2,361	4,723	8,265	NA	NA	NA	60,424

James R. Rulseh	5/21/08	55,738	159,250	318,500	7,264	14,528	25,424	NA	NA	NA	185,861

(1)	The awards are made under the MIP. Award levels for the MIP are set prior to the beginning of the fiscal year.

(2)
Performance Stock Awards under the 2008 Plan were granted, subject to the Company’s achievement of the performance level under the plan, for payment in the fiscal year ending March 31, 2010.  The awards were granted at $16.66, the closing price of the Company’s stock on May 21, 2008.  No dividends are paid on these shares of stock.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation above.

(3)
The amounts set forth in this column represent the actual grant date fair value of the Performance Stock Awards granted in fiscal 2009 in accordance with SFAS No. 123(R), which assumes the Threshold level for the EPS performance goal is achieved and the Target level for the TSR performance goal is achieved.  If the Maximum level were to be achieved for both the EPS performance goal and the TSR performance goal for the Performance Stock Awards granted in fiscal 2009, then the FAS 123R grant date fair value for each NEO would be as follows: Mr. Burke- $1,525,509; Mr. Richardson- $800,809; Mr. Feldman- $536,266; Mr. Marry- $292,277; Ms. Kelsey- $145,812; and Mr. Rulseh- $448,549.  As noted in the CD&A, it is our expectation that the Performance Stock Awards granted in fiscal 2009 will not pay out at all.

(4)	The amounts in this table are in dollars. Mr. Feldmann, who lives and works in Germany, is paid in euros. The exchange rate at March 31, 2009 was $1 = .7527€.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(3)

Thomas A. Burke	25,609	NA	30.40	5/31/2015	15,925	39,813	37,181	92,953
	9,298		32.61	1/17/2016
	12,471		27.22	1/16/2017
	31,848		13.33	2/11/2018

Bradley C. Richardson	25,608	NA	20.96	5/12/2013	15,394	38,485	24,682	61,705
	16,390		28.48	1/20/2014
	14,238		30.82	1/18/2015
	9,797		32.61	1/17/2016
	12,609		27.22	1/16/2017
	28,348		13.33	2/11/2018

Klaus A. Feldmann	12,292	NA	24.41	1/19/2010	11,695	29,238	15,114	37,785
	15,366		22.70	1/17/2011
	20,487		22.24	1/16/2012
	11,472		18.09	1/06/2013
	12,292		28.48	1/20/2014
	10,653		30.82	1/18/2015
	6,605		32.61	1/17/2016
	8,127		27.22	1/16/2017
	17,754		13.33	2/11/2018

Thomas F. Marry	3,073	NA	24.41	1/19/2010	6,342	15,855	7,459	18,723
	3,073		22.70	1/17/2011
	4,097		22.24	1/16/2012
	4,302		18.09	1/06/2013
	8,194		28.48	1/20/2014
	7,119		30.82	1/18/2015
	2,560		32.61	1/17/2016
	3,471		27.22	1/16/2017
	7,992		13.33	2/11/2018

Margaret C. Kelsey	3,073	NA	25.20	4/2/2011	3,715	9,288	4,599	11,498
	6,146		22.24	1/16/2012
	3,442		18.09	1/06/2013
	4,916		28.48	1/20/2014
	4,261		30.82	1/18/2015
	1,455		32.61	1/17/2016
	2,191		27.22	1/16/2017
	5,793		13.33	2/11/2018

James R. Rulseh	8,194	NA	24.41	1/19/2010	11,581	28,953	14,627	36,568
	9,219		22.70	1/17/2011
	20,487		22.24	1/16/2012
	11,472		18.09	1/06/2013
	12,292		28.48	1/20/2014
	10,653		30.82	1/18/2015
	6,486		32.61	1/17/2016
	8,248		27.22	1/16/2017
	17,265		13.33	2/11/2018

(1)	Stock options are exercisable immediately if the recipient has been employed by the Company for at least one year.

(2)
These shares are Retention Restricted Stock Awards.  The market value of the awards was determined by multiplying the number of unvested shares by $2.50, the closing price of the Company’s common stock on March 31, 2009.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of Retention Stock Awards.

The restricted shares vest as follows:

	Share Vesting for Thomas Burke (#)	Share Vesting for Bradley Richardson (#)	Share Vesting for Klaus Feldmann (#)	Share Vesting for Thomas Marry (#)	Share Vesting for Margaret Kelsey (#)	Share Vesting for James Rulseh (#)

May 6, 2009		480	480	320	160	480
May 12, 2009		2,100	2,100	1,400	700	2,100
May 31, 2009	5,000
June 8, 2009						9,001
January 16, 2010	1,068	1,080	696	297	187
January 17, 2010	797	840	567	221	125
January 18, 2010		600	600	400	200
February 11, 2010	2,663	2,370	1,484	668	484
May 12, 2010		2,100	2,100	1,400	700
January 16, 2011	1,071	1,083	698	299	190
February 11, 2011	2,663	2,370	1,484	668	484
February 11, 2012	2,663	2,371	1,486	669	485

(3)
Performance Stock Awards under the 2008 Plan at the Threshold level.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of Performance Stock Awards.  The market value of the awards was determined by multiplying the number of unvested shares by $2.50, the closing price of the Company’s common stock on March 31, 2009.

Option Exercises and Stock Vested for Fiscal 2009

Each of the stock prices set forth below was the closing price of the common stock on the NYSE on the date the restrictions lapsed and the shares vested.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas A. Burke	NA	NA	5,000	78,700	(1)
			1,068	4,165	(2)
			797	3,108	(3)
			2,663	2,477	(4)

Bradley C. Richardson	NA	NA	480	8,333	(5)
			2,100	108,092	(6)
			1,080	4,212	(2)
			840	3,276	(3)
			600	2,340	(7)
			600	2,058	(8)
			2,370	2,204	(4)

Klaus A. Feldmann	NA	NA	300	5,256	(9)
			480	8,333	(5)
			2,100	37,212	(6)
			696	2,714	(2)
			566	2,207	(3)
			600	2,340	(7)
			600	2,058	(8)
			1,484	1,380	(4)

Thomas F. Marry	NA	NA	100	1,752	(9)
			320	5,555	(5)
			1,400	24,808	(6)
			297	1,158	(2)
			219	854	(3)
			400	1,560	(7)
			400	1,372	(8)
			668	621	(4)

Margaret C. Kelsey	NA	NA	100	1,752	(9)
			160	2,778	(5)
			700	12,404	(6)
			187	729	(2)
			125	488	(3)
			200	780	(7)
			200	686	(8)
			484	450	(4)

James R. Rulseh	NA	NA	300	5,256	(9)
			480	8,333	(5)
			2,100	37,212	(6)
			707	2,757	(2)
			556	2,168	(3)
			600	2,340	(7)
			600	2,058	(8)
			1,443	1,342	(4)

(1)	Shares vested on May 31, 2008 at $15.74 per share.
(2)	Shares vested on January 16, 2009 at $3.90 per share.
(3)	Shares vested on January 17, 2009 at $3.90 per share.
(4)	Shares vested on February 11, 2009 at $0.93 per share.
(5)	Shares vested on May 6, 2008 at $17.36 per share.
(6)	Shares vested on May 12, 2008 at $17.72 per share.
(7)	Shares vested on January 18, 2009 at $3.90 per share.
(8)	Shares vested on January 20, 2009 at $3.43 per share.
(9)	Shares vested on May 5, 2008 at $17.52 per share.

Pension Benefits Table for Fiscal 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Thomas A. Burke	NA	NA	NA	NA

Bradley C. Richardson	Salaried Pension Plan	3.1	44,801	0
	SERP	3.1	62,327	0
	Total		107,128	0

Klaus A. Feldmann	NA	NA	NA	NA

Thomas F. Marry	Salaried Pension Plan	7.9	89,007	0
	SERP	7.9	18,573	0
	Total		107,580	0

Margaret C. Kelsey	Salaried Pension Plan	5.3	44,584	0
	SERP	5.3	750	0
	Total		45,334	0

James R. Rulseh	Salaried Pension Plan	29	537,251	0
	SERP	29	498,852	0
	Total		1,036,103	0

The Company used the following assumptions to determine the present value of the accumulated benefit as set forth in the table above: discount rate of 7.73%; use of RP-2000 combined health and mortality tables projected to 2009 using scale AA (post-retirement decrement only); service up to March 31, 2006 and pay up to December 31, 2007 (the plans froze service on March 31, 2006 and pay on December 31, 2007); employees elect to begin payments as soon as they are eligible to receive unreduced benefits; 80% of employees elect lump sums from the qualified plan and 20% elect annuities; and all payments from the SERP are in the form of a lump sum with lump sums valued using a 3-tier yield curve of 5.24% for years 0-5, 7.07% for years 5-20 and 7.08% for years 20+ and the specified 417(e) mortality table.

Pension Benefits

The Company’s pension plan, The Modine Manufacturing Company Pension Plan (the "Salaried Pension Plan"), is frozen.  Participants in the Salaried Pension Plan no longer earn additional credited service (effective April 1, 2006) and changes in salary for a participant are not considered in determining pension benefits (effective December 31, 2007).  The Salaried Pension Plan used to be a part of competitive compensation for manufacturing companies such as Modine.  The Salaried Pension Plan was frozen in-line with contemporary benefit practices.

The NEOs who were employed by the Company on or before December 31, 2003 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plan (with the exception of Klaus A. Feldmann, who is a German citizen and receives an annual contribution of five percent of his annual base salary as a retirement benefit).  Mr. Burke does not participate in the Salaried Pension Plan because he joined the Company after December 31, 2003.

Retirement benefits are based on an employee's earnings for the five highest consecutive of the last ten calendar years preceding retirement (provided that salary after the plan was frozen is not considered) and on years of service (provided that service after the plan was frozen is not considered).  Applicable earnings include salary, bonus, and any amount deferred under the 401(k) Retirement Plan and the Deferred Compensation Plan which is approximately the same as cash compensation reported in the Summary Compensation Table, but on a calendar year rather than a fiscal year basis.  A minimum of five years of service was required for the benefits to vest.  The principal benefit under the Salaried Pension Plan is a lifetime monthly benefit for the joint lives of a participant and his or her spouse based on the employee's earnings and period of employment.  The pension benefit is not subject to offset against Social Security benefits.  Employees may retire with unreduced early retirement benefits at age sixty-two or may be eligible for disability, deferred or other early retirement benefits depending on age and years of service.  In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the sum of the employee's age plus years of eligible service with the Company equals least 85.  Furthermore, if employed on and before March 31, 2001, an employee who reaches age sixty-two and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he or she elects not to retire at that time.  Payment pursuant to the Salaried Pension Plan may be limited by regulation based upon the funded status of the plan.

Pension benefits under the Salaried Pension Plan are subject to possible limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent amendments thereto.  To the extent that an individual employee's retirement benefit exceeds these limits, the excess will be paid pursuant to the SERP from general operating funds of the Company.

Nonqualified Deferred Compensation Table for Fiscal 2009

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Thomas A. Burke	12,542	24,585	(31,897)	0	54,321

Bradley C. Richardson	34,425	18,365	(130,294)	0	140,311

Klaus A. Feldmann	NA	NA	NA	NA	NA

Thomas F. Marry	28,822	4,726	(6,996)	0	130,787

Margaret C. Kelsey	15,934	799	(31,054)	0	68,618

James R. Rulseh	3,333	10,275	(12,586)	0	25,715

(1)	Amounts include any deferrals of base salary and such amounts are included in the “Base Salary” column of the Summary Compensation Table.

(2)	Amounts are reported in the Summary Compensation Table.

(3)
All executive contributions and contributions by the Company with respect to Messrs. Burke and Richardson have been reported in the Summary Compensation Table in either the current year or in prior years.  Mr. Rulseh was named an executive officer in 2001.  As a result, his compensation for 1999 through the current year has been disclosed in previous or current Summary Compensation Tables.  Neither Mr. Marry nor Ms. Kelsey was a named executive officer prior to this year.  Therefore, except for the executive contributions and contributions by the Company that are reported in the Summary Compensation Table for the current year, the remainder of the aggregate balance relates to prior year contributions and earnings.  Mr. Feldmann does not participate in the Deferred Compensation Plan.

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a non-qualified plan.  It allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to the 401(k) Retirement Plans.  For the 2008 calendar year, an employee could contribute no more than $15,500 to the 401(k) Retirement Plan.  The Deferred Compensation Plan allows a highly compensated employee to defer up to 10% of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The committee administering the plan tracks performance as if the amounts deferred were invested in certain investment vehicles.  The sums deferred do not earn a preferential rate of return.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  The employer match is made in this plan only to the amount that was unavailable in the 401(k) Retirement Plan due to statutory limits.

All of the NEOs were fully vested in their matching contributions and profit sharing contributions as of March 31, 2009.

The investment alternatives available to the NEOs under the Deferred Compensation Plan are selected by Modine and may be changed from time to time.  The NEOs are permitted to change their investment elections at any time on a prospective basis.  The table below shows the funds available under the plan and their annual rate of return for the fiscal year ended March 31, 2009.

Name of Fund	Return for the 12 Months Ended March 31, 2009

T Rowe Price (“TRP”) Retirement 2005	(21.95%)
TRP Retirement 2010	(25.96%)
TRP Retirement 2015	(29.16%)
TRP Retirement 2020	(32.06%)
TRP Retirement 2025	(34.43%)
TRP Retirement 2030	(36.11%)
TRP Retirement 2035	(37.16%)
TRP Retirement 2040	(37.15%)
TRP Retirement 2045	(37.08%)
TRP Retirement 2050	(37.15%)
Vanguard Intermediate-Term Bond Index	0.91%
Vanguard Institutional Index	(38.02%)
Vanguard Mid-Cap Index	(40.50%)
Vanguard Small-Cap Index	(39.11%)
Vanguard Developed Markets Index	(46.31%)
Marshall Prime Money Market	2.31%
Pimco Total Return	2.97%
Dodge & Cox Stock	(45.20%)
Growth Fund of America, Inc.; Class R-5 Shares	(36.29%)
Goldman Sachs Mid Cap Value	(37.47%)
Munder Mid-Cap Core Growth	(40.62%)
Wells Fargo Advantage Small Cap Value	(38.12%)
DFA International Value	(50.98%)
Fidelity Advisor Diversified International	(46.82%)
Modine Company Stock	(82.49%)

Employment Agreements

Messrs. Burke and Richardson

Messrs. Burke and Richardson have employment agreements with the Company.  Pursuant to the employment agreements, each of these NEOs has agreed to serve in his respective executive officer capacities and devote his full-time to the performance of his duties.  The employment contract automatically and continuously extends daily, unless either party gives written notice of termination to the other party, in which case the term would be 36 months beginning on the date such notice was received.  The Company is permitted to terminate the executive’s employment agreement for "Good Cause," as that term is defined in the agreement, and the executive is permitted to terminate the employment agreement for “Good Reason.”
In the event of disability of either of Messrs. Burke or Richardson during the period of his employment agreement, each would receive base salary and bonus continuation at a level of 100% for the first 12 months and up to 60% for 24 months, the remainder of the employment term.  They may also receive disability benefits under the Company’s group long-term disability plan; provided, however, that such benefits would offset the amounts described above.

Effective July 1, 2008, the Company entered into an amendment to the employment agreement with each of Messrs. Burke and Richardson.  The amendment provides that any severance payment under such agreements would be paid over the remainder of the 36 month term of the agreement, rather than in a lump sum.  In addition, the definition of “Good Cause” was amended to provide that a termination for “willful and continued failure to perform substantially the Executive’s duties” would be grounds for termination for Good Cause.  In the event of termination for Good Cause, the Company is not contractually obligated to pay benefits under the agreement to the executive.   The amendments also included provisions to avoid the payment of additional taxes in accordance with Section 409A of the Internal Revenue Code and regulations issued thereunder.

Mr. Feldmann

Mr. Feldmann, a citizen of Germany, has an employment agreement with Modine Holding GmbH, the Company’s German subsidiary.  Pursuant to Mr. Feldmann’s employment agreement, which is governed by German law, Mr. Feldmann is obligated to devote his full working time to his position with Modine.  The agreement has a three year term and expires on March 31, 2010.  The parties are obligated to negotiate any proposed changes to the employment relationship that would be included in a new agreement at least one year prior to the termination of the agreement then in effect.  The parties have entered into a new employment agreement that becomes effective on April 1, 2010.  In accordance with the terms of the agreement, the ONC Committee sets Mr. Feldmann’s salary as it does with all other officers.

Mr. Rulseh

Mr. Rulseh retired from full-time employment with the Company on January 31, 2009.  The Company entered into a Retirement Agreement with Mr. Rulseh dated January 17, 2009 pursuant to which Mr. Rulseh was on a paid leave of absence until May 31, 2009.  Pursuant to the Retirement Agreement, the Company paid and is paying certain payments and benefits, including: payment bi-weekly of an amount equal to his bi-weekly salary at January 31, 2009 under a paid leave of absence until May 31, 2009; payment bi-weekly of an amount equal to his bi-weekly salary at January 31, 2009 from June 1, 2009 until January 31, 2010; acceleration of the vesting of all shares of restricted stock scheduled to vest for Mr. Rulseh under the Company’s incentive plans after May 31, 2009; eligibility to participate in the long term incentive plan for new grants of restricted stock awards and stock options through May 31, 2009; pro-rata vesting of performance stock awards under the Company’s long term incentive plan at the end of the applicable performance periods (if paid); payment of premiums for health and dental insurance through May 31, 2010 and, thereafter, payment of $6,384 per year until age 65, unless Mr. Rulseh is eligible for group health insurance overage with a new employer prior to such time; payment for an executive physical prior to retirement; and payment for employment transition assistance up to $7,500.  The Retirement Agreement also provides for a general waiver and release of claims, non-disclosure of confidential information, non-solicitation and restrictions on competition.  The amounts paid to Mr. Rulseh under the Retirement Agreement are as follows: $28,125 per month from February 2009 through January 2010 for an aggregate of $337,500; $23,650 per month from June 2009 through November 2009 for an aggregate of $165,550; a MIP payment of $17,320; health and dental coverage under COBRA through January 2010 and $6,384 per month until age 65 for an aggregate of $74,172; vacation pay of $32,452 and a payment of $3,000 for an executive physical.  The total amount payable in cash to Mr. Rulseh under the Retirement Agreement is $637,494.  In addition, 9,001 shares of Modine stock vested on June 8, 2009 for an aggregate value of $42,575.  Therefore, the aggregate amount of the benefit to Mr. Rulseh under the Retirement Agreement is $680,069.

Potential Post-Employment Payments

In this section of this Proxy Statement, the Company describes its obligations to its NEOs upon a termination of employment as a result of contracts with such officers or plans or arrangements that benefit such persons.

The Company has employment agreements with Messrs. Richardson and Burke.  Modine Holding GmbH, the Company’s subsidiary in Germany, has an employment agreement with Mr. Feldmann, as is customary in Germany.  The Company also has change in control agreements with all of its officers, including Mr. Marry and Ms. Kelsey and certain key employees.

The following information and tables set forth the amount of payments to each NEO (other than Mr. Rulseh who retired from the Company on May 31, 2009) in the event of a termination of employment as a result of voluntary termination, retirement (including early retirement), death, disability, involuntary termination (including termination not for Good Cause, for Good Reason or non-renewal of employment agreement) and termination following a change in control.  Mr. Rulseh retired from full-time employment with the Company on January 31, 2009.  The Company entered into a Retirement Agreement with Mr. Rulseh dated January 17, 2009 pursuant to which Mr. Rulseh was on a paid leave of absence until May 31, 2009.   Please see Employment Agreements above for a description of the Retirement Agreement between Mr. Rulseh and the Company and the amounts paid to Mr. Rulseh post-termination.

Voluntary Termination.  A NEO may terminate his/her employment with the Company at any time.  In general, upon the individual’s voluntary termination:

•	we would not pay severance;

•	the executive would forfeit all unvested Retention Restricted Stock Awards;

•	all of the executive’s Performance Stock Awards for which the performance period has not ended would terminate;

•	all benefits and perquisites would cease; and

•
the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP (see the Pension Benefits Table for Fiscal 2009 on page 26) and the Nonqualified Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table for Fiscal 2009 on page 27).

Retirement and Early Retirement.  None of our NEOs was eligible for retirement on March 31, 2009, although Mr. Richardson was eligible for early retirement (which the Salaried Pension Plan defines as age 50 with five or more years of service).  In general, upon the executive’s full or early retirement:

•	we would not pay severance;

•	for full retirement and for early retirement with the approval of the ONC Committee, all unvested Retention Restricted Stock Awards would vest;

•
the individual would receive, at the end of the applicable performance period for each of his annual and long-term incentive and incentive awards outstanding, a pro-rata portion of any payout he would have earned had such individual remained employed through the end of each such performance period, based upon the Company’s actual performance;

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP and the Nonqualified Deferred Compensation Plan.

Death.  In general, upon the death of a NEO:

•	the executive’s estate would receive his/her base salary through the month in which the executive dies and any unused vacation pay;

•	all unvested Retention Restricted Stock Awards would vest;

•
the individual would receive, at the end of the applicable performance period for each of his/her annual and long-term incentive and incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had such individual remained employed through the end of each such performance period, based upon the Company’s actual performance;

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP and the Nonqualified Deferred Compensation Plan.

Disability.   If a total and permanent disability causes the termination of either of Messrs. Burke or Richardson, then:

•
The NEO would receive base salary and bonus continuation at a level of 100% for the first twelve months and up to 60% for 24 months, the remainder of the employment term.  The NEO may also receive disability benefits under the Company’s group long-term disability plan; provided, however, that such benefits would offset the amounts described above.

•	all unvested Retention Restricted Stock Awards would vest;

•
the NEO would receive, at the end of the applicable performance period for each of his annual and long-term incentive awards outstanding, a pro-rata portion of any payout he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance; and

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his vested benefits under that plan, the SERP and the Nonqualified Deferred Compensation Plan.

If a total and permanent disability causes the termination of Mr. Feldmann, then:

•
he would be paid his monthly gross pay as well as any incentive compensation under the MIP for a period of up to six months, after the deduction of any salary replacement Mr. Feldmann receives.  If the disability exceeds six months, Mr. Feldmann may receive another six months of gross salary minus the gross salary the Company must pay a substitute performing his job;

•	all unvested Retention Restricted Stock Awards would vest;

•
the NEO would receive, at the end of the applicable performance period for each of his annual and long-term incentive awards outstanding, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance; and

•	all benefits and perquisites would cease.

If a total and permanent disability causes the termination of an NEO, other than any of Messrs. Burke, Richardson or Feldmann, then for such NEO:

•	we would not pay severance;

•	all unvested Retention Restricted Stock Awards would vest with the approval of the ONC Committee;

•
the NEO would receive, at the end of the applicable performance period for each of his/her annual and long-term incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had he/she remained employed through the end of each such performance period, based on the Company’s actual performance;

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP and the Nonqualified Deferred Compensation Plan.

Termination for Good Cause.  The Company may terminate the employment of a NEO with an employment agreement for “Good Cause” under the terms of the employment agreement.  A termination for “Good Cause” generally means a termination for theft, dishonesty, fraud, violation of certain provisions of the employment agreement, or a serious violation of law.  An NEO without an employment agreement is not entitled to receive any additional forms of severance payments or benefits upon termination for cause.  On the NEO’s termination date, generally, all Retention Restricted Stock Awards and long-term incentive awards would be forfeited and all benefits and perquisites would cease.  The NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP and the Nonqualified Deferred Compensation Plan.

Termination without Good Cause or for Good Reason.  If the Company terminates the employment of Mr. Burke or Mr. Richardson and the termination is not for Good Cause or if Mr. Burke or Mr. Richardson terminates employment with the Company for Good Reason ("Good Reason" means at least one of the following events has occurred without the consent of executive: a material diminution in the executive’s base salary; a material decrease in the executive’s authority, duties or responsibilities or those of the supervisor to whom the executive reports; a material diminution in the budget over which the executive has authority; a material change in the geographic location at which the executive must perform the services; or any other action or inaction that constitutes a material breach of the terms of the executive’s employment agreement.), the Company is obligated to:

•
pay to the executive an amount equal to three times his "Average Annual Earnings" ("Average Annual Earnings" means the average base salary and actual cash incentive or bonus he earned in the five taxable years preceding the year of termination unless he has been employed for a lesser period of time) over the remainder of the term of the employment agreement and in accordance with Section 409A of the Internal Revenue Code of 1986 (the “Code”);

•
continue, for a period of 36 months from the date of termination, to allow the executive to participate in all employee benefits, including incentive plans, as if the executive were still employed, including plans designed to provide the executive with benefits that he or she would have received under qualified plans but for the statutory limitations on qualified benefits.  In the event that such plans preclude such participation, the Company would pay an equivalent amount in cash;

•	all unvested Retention Restricted Stock Awards would vest;

•
the NEO would receive, at the end of the applicable performance period for each of his annual and long-term incentive and incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had such individual remained employed through the end of each such performance period, based upon the Company’s actual performance; and

•	the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP and the Nonqualified Deferred Compensation Plan.

In no event would Mr. Burke or Mr. Richardson receive the benefits described above if (i) he discloses confidential information of the Company in violation of the agreement and such disclosure results in a demonstrably material injury to the Company or (ii) he engages in Competition, as that term is defined in the agreement, with the Company.

If Modine Holding GmbH terminates that employment of Mr. Feldmann without cause, Mr. Feldmann would receive his salary for the remainder of the term of the agreement.  In addition,

•	all Retention Restricted Stock Awards would vest; and

•
Mr. Feldmann would receive, at the end of the applicable performance period for each of his annual and long-term incentive awards outstanding, a pro-rata portion of any payout he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance.

If the Company terminates the employment of Mr. Marry or Ms. Kelsey without cause, the ONC Committee has the sole discretion to determine the amount, if any, of severance payments and benefits that would be offered to the individual.  In making this determination, the ONC Committee may consider a number of factors including the reasons for the termination, the executive’s tenure and performance, the executive’s personal circumstances and the amount of severance payments, if any, generally offered to executives at other companies in similar positions.  Although it is reasonably likely that the Company would offer a severance payment and benefits to Mr. Marry and Ms. Kelsey in the event of an involuntary termination, the amount of such salary and benefits is not estimable.

Change in Control Agreements

Each of Mr. Burke’s and Mr. Richardson’s employment agreements contains Change in Control provisions.  In addition, the Company has entered into a Change in Control Agreement and Termination Agreement with each of the other officers (and certain key employees) located in the U.S., including Mr. Marry and Ms. Kelsey.  A Change in Control, as generally defined in these agreements, shall be deemed to take place on the occurrence of any of the following events: the commencement by an entity, person or group of a tender offer for at least 30% of the outstanding capital stock of the Company entitled to vote in elections of directors (“Voting Power”); the effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation, or (ii) a transfer of 30% of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50% of the Voting Power; or during any period of 24 months the persons who at the beginning of such 24-month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

Mr. Feldmann’s employment agreement does not address a Change in Control.  We have assumed that Mr. Feldmann would receive the same benefits as set forth in his agreement for an involuntary termination following a Change in Control.

Summary of the Payments and Benefits Upon a Change in Control

If at any time during the 24 months after a Change in Control occurs Mr. Burke or Mr. Richardson were terminated without "Good Cause" or if the executive were to terminate the agreement for any reason, the Company is obligated to:

•
pay to the executive an amount equal to three times the greater of: (i) the sum of his base salary and target bonus for the most recently completed fiscal year or (ii) his five year average base salary and actual bonus, payable in a lump sum within 60 days after the date of termination of employment, but no earlier than the first date on which the Company may make such payment without causing an additional tax to be paid by the executive under Section 409A of the Code;

•	pay to the executive an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment terminated;

•	accelerate the vesting of any stock awards so that all such awards would immediately vest or the restrictions would lapse, as the case may be, on the date of termination;

•
if payments made to the executive were subject to the excise tax provisions of Section 4999 of the Code, pay the executive an additional lump sum payment sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the payment; and

•
continue to provide coverage to the executive, his spouse and other dependents under all welfare plans maintained by the Company in which such persons were participating immediately prior to the termination unless precluded by the plan, in such case the Company would pay an equivalent amount in cash.

For all other U.S. based NEOs, in the event of a "Change in Control," if employment of the employee is terminated by the Company for any reason other than "Good Cause," or terminated by the employee for "Good Reason" within 24-months after the Change in Control occurs or for any reason during the 13th month after the Change in Control, the Company is obligated to provide the same benefits as described above for Messrs. Burke and Richardson with the exception that the Company would pay to the employee an amount equal to two times the greater of: (i) the sum of his/her then current base salary and target bonus or (ii) his/her five year average base salary and actual bonus.  It is assumed that in the event of a Change in Control, the defined contribution plan match would be two and one-half percent of base salary and the MIP bonus.  We have also assumed that all payments, other than Company contributions to the 401(k) Retirement Plan and defined contribution plan, as a result of termination following a Change in Control are “parachute payments” as defined in Section 280G of the Code for purposes of determining excise tax and the gross-up of the excise tax amount.

In the event of the executive's death after termination after a Change in Control, such amounts would be payable to the executive's estate.

Potential Payments Upon Termination or Change in Control Table

Name	Severance Pay ($)	Accelerated Vesting of Equity ($)(1)	Retirement Plan Benefits: Pension Plan (Qualified & SERP) ($)	Continued Perquisites and Benefits ($)	Total ($)

Thomas A. Burke

Death	NA	72,658	NA	NA	72,658
Disability	1,379,673	72,658	NA	Paid in accordance with plans available to all salaried employees	1,452,331
Involuntary Termination (Severance)	1,800,060	72,658	NA	687,386(2)	2,560,104
Termination if Change in Control	3,766,500	72,658	NA	687,386 plus excise tax(3)	4,526,544 plus excise tax
Change in Control (no termination)	NA	NA	NA	NA	NA

Bradley C. Richardson

Death	NA	60,278	51,234	NA	111,512
Disability	999,966(2)	60,278	107,128	Paid in accordance with plans available to all salaried employees	1,167,372
Involuntary Termination (Severance)	1,494,894(3)	60,278	51,234	497,711(4)	2,104,117
Termination if Change in Control	2,386,284	60,278	51,234	497,711 plus excise tax(5)	2,995,507 plus excise tax
Change in Control (no termination)	NA	NA	NA	NA	NA

Klaus A. Feldmann

Death	0	43,351	NA	NA	43,351
Disability	292,592	43,351	NA	NA	335,943
Involuntary Termination (Severance)	390,122	43,351(6)	NA	NA	433,473
Termination if Change in Control(7)	390,122	43,351	NA	NA	433,473
Change in Control (no termination)	NA	NA	NA	NA	NA

Thomas F. Marry

Death	NA	22,885	50,665	NA	73,550
Disability	Paid in accordance with plans available to all salaried employees	22,885	107,580	Paid in accordance with plans available to all salaried employees	130,465
Involuntary Termination (Severance)	Not estimable	22,885(6)	107,580	Not estimable	Not estimable
Termination if Change in Control	866,446	22,885	107,580	210,404 plus excise tax(8)	1,207,315 plus excise tax
Change in Control (no termination)	NA	NA	NA	NA	NA

Margaret C. Kelsey

Death	NA	13,503	24,739	NA
Disability	Paid in accordance with plans available to all salaried employees	13,503	45,334	Paid in accordance with plans available to all salaried employees	58,837
Involuntary Termination (Severance)	Not estimable	13,503(6)	45,334	Not estimable	Not estimable
Termination if Change in Control	653,292	13,503	45,334	165,452 plus excise tax(9)	877,581 plus excise tax
Change in Control (no termination)	NA	NA	NA	NA	NA

(1)
Includes the vesting of Retention Restricted Awards and an assumed pro-rata vesting of Performance Stock Awards at the closing stock price of $2.50 on March 31, 2009.  Performance Stock Awards would not actually vest upon the termination of employment.  The the individual would receive, at the end of the applicable performance period for each of his/her annual and long-term incentive and incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had such individual remained employed through the end of each such performance period, based upon the Company’s actual performance.  The number of shares of Retention Restricted Awards and pro-rata Performance Stock Awards at Threshold is as follows for each of the NEOs:

Name	Retention Restricted Award (#)	Performance Stock Award (#)
Thomas A. Burke	15,925	13,138
Bradley C. Richardson	12,814	8,717
Klaus A. Feldmann	9,115	5,645
Thomas F. Marry	4,622	2,812
Margaret C. Kelsey	2,855	1,686

(2)
Amounts include $564,975 for three years of welfare plan benefits (or the equivalent) (assumed to be 30% of salary); $47,081 for three years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan and $75,330 for three years of Company contributions to the Defined Contribution Plan.

(3)	Amounts include, in addition to those described in Footnote (2), $________ for excise tax and gross up.

(4)
Amounts include $409,077 for three years of welfare plan benefits (or the equivalent) (assumed to be 30% of salary); $34,090 for three years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan and $54,544 for three years of Company contributions to the Defined Contribution Plan.

(5)	Amounts include, in addition to those described in Footnote (4), $ __________ for excise tax and gross up.

(6)
For purposes of this table, we have assumed that the ONC Committee would approve the vesting of shares of Retention Restricted Stock and pro-rata Performance Stock Awards but the inclusion of such amounts should not be considered a guarantee that the ONC Committee would approve the vesting of such awards.

(7)
Mr. Feldmann’s employment contract does not address a Change in Control.  We have assumed that Mr. Feldmann would receive the same benefits as set forth for involuntary termination if he were involuntarily terminated follwing a Change in Control.

(8)
Amounts include $172,934 for two years of welfare plan benefits (or the equivalent) (assumed to be 30% of salary); $14,412 for two years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan; $23,058 for two years of Company contributions to the Defined Contribution Plan; and $ _______ for excise tax and gross up.

(9)
Amounts include $135,988 for two years of welfare plan benefits (or the equivalent) (assumed to be 30% of salary); $11,332 for two years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan;  $18,132 for two years of Company contributions to the Defined Contribution Plan; and $__________ for excise tax and gross up.

ITEM 2 –	APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO IMPLEMENT A MAJORITY VOTING STANDARD FOR THE ELECTION OF DIRECTORS IN NON-CONTESTED ELECTIONS

At the Company’s 2008 Annual Meeting of Shareholders, the shareholders approved a resolution requesting that the Board of Directors take the necessary action to amend the Company’s charter and by-laws to provide that director nominees running unopposed shall be elected by the affirmative vote of the majority of votes cast in that election of directors.  The Board of Directors did not oppose the shareholder proposal, and agreed, pending approval of the proposal, to take the requested actions.

Under the Wisconsin Business Corporation Law, unless otherwise provided in a company’s articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting.  In this context, “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.  The Company’s Amended and Restated Articles of Incorporation are currently silent as to the voting standard for election of directors.  As a result, implementing a majority voting standard for director nominees running unopposed will require that the Board of Directors adopt, and the shareholders approve, the amendment to the Company’s Amended and Restated Articles of Incorporation described below.

Proposed Amendment

In order to implement a majority voting standard for the election of directors, the Board of Directors has adopted, subject to shareholder approval of this proposal and the proposal to amend the Company’s Bylaws, set forth under Item 3, below, an amendment to the Company’s Amended and Restated Articles of Incorporation to change the voting standard.  If both proposals are approved, a new paragraph will be added to Article V of the Company’s Amended and Restated Articles of Incorporation that reads as follows:

“In a non-contested election, Directors shall be elected by a majority of the votes cast by holders of shares of Common Stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  In a contested election, Directors shall be elected by a plurality of the votes cast by holders of shares of Common Stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  An election shall be considered contested if, as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.  The shareholders of the Corporation are hereby authorized to adopt or amend a bylaw of the Corporation that fixes the foregoing voting standard.”

Implementation of the majority voting standard will require that the Company’s shareholders approve this proposal, as well as the proposal to amend the Company’s Bylaws.  If both proposals are approved, this amendment will become effective upon the filing of articles of amendment of the Company’s Amended and Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions.  The Company would make such a filing promptly after the annual meeting.  If either of the proposals is not approved, no amendments will be made to the Amended and Restated Articles of Incorporation or to the Bylaws, and the existing plurality voting standard will remain in place.

Required Vote

Approval of this proposal to amend the Company’s Amended and Restated Articles of Incorporation requires the affirmative vote of two-thirds of all shares entitled to vote on the proposal.  Abstentions and broker non-votes will have the effect of votes against this proposal.

The Board recommends that the shareholders vote FOR approval of the amendment to the Company’s Amended and Restated Articles of Incorporation.

ITEM 3 – APPROVE THE AMENDMENTS TO THE COMPANY’S BYLAWS TO IMPLEMENT A MAJORITY VOTING STANDARD FOR THE ELECTION OF DIRECTORS IN NON-CONTESTED ELECTIONS

As described under Item 2, above, in response to a resolution approved by the shareholders at the Company’s 2008 Annual Meeting of Shareholders, the Company’s Board of Directors agreed to take the necessary action to amend the Company’s charter and by-laws to provide that director nominees running unopposed shall be elected by the affirmative vote of the majority of votes cast in that election of directors.

Article III of the Company’s Bylaws currently provides that directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholder meeting at which a quorum is present; that is, the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election.  In addition, the Wisconsin Business Corporation Law contains a “holdover” provision providing that a director shall continue to serve, except in certain limited circumstances, until his or her successor is elected and, if necessary, qualifies, or until there is a decrease in the number of directors.  Furthermore, the Bylaws provide that a Bylaw that fixes a greater voting requirement for shareholders than is otherwise provided under the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

As a result of the foregoing provisions, implementing an effective majority voting standard for director nominees running unopposed will require that the shareholders approve the amendments to the Company’s Bylaws described below.

Proposed Amendments

In order to implement a majority voting standard for the election of directors, the Board of Directors recommends, subject to shareholder approval of the proposal to amend the Company’s Amended and Restated Articles of Incorporation, set forth under Item 2, above, that the shareholders adopt the following amendments to Article III of the Company’s Bylaws:

3.02           Election, Tenure and Qualifications.  Unless action is taken without a meeting under Section 7.01 of these Bylaws, in a non-contested election, directors shall be elected by a ~~plurality~~majority of the votes cast by ~~the~~holders of shares of the Company’s common stock entitled to vote in the election at a stockholders meeting at which a quorum is present~~; i.e., the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election.  Votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors.  In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote~~.  In a contested election, directors shall be elected by a plurality of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a meeting at which a quorum is present.  An election shall be considered contested if, as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.  Each director shall hold office until the end of such director’s term and until ~~the director’s successor shall have been elected or~~ there is a decrease in the number of directors, or until his or her prior death, resignation or removal.  Directors need not be residents of the State of Wisconsin or stockholders of the corporation.

In the event that an incumbent director fails to receive the affirmative vote of a majority of votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board of Directors.  The Nominating Committee shall recommend to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board of Directors shall act on the recommendation of the Nominating Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the certification of the results of the election.  The director who has tendered his or her resignation pursuant to this provision shall not participate in the Nominating Committee’s or the Board of Director’s deliberations or decision with respect to the tendered resignation.  In the event that such director does not promptly tender his or her resignation in accordance herewith, the Board of Directors may determine to take such actions as may be necessary to reduce the size of the Board to eliminate such director’s position.

3.03           Resignation and Removal for Cause.  Any director, member of a committee or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Notwithstanding the foregoing, however, in the event of the tender of a resignation by a director pursuant to the requirements of Section 3.01, such director and the Board of Directors shall proceed in accordance with the provisions of Section 3.01 with respect to such resignation.

A director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and which removal may only be taken at a special meeting of stockholders called for that purpose.

A special meeting of the stockholders as herein referred to may only be held after a hearing on the matter of cause claimed to exist has been held by the full Board of Directors of the Company at which hearing the director or directors proposed for removal shall be given an adequate opportunity for preparation and attendance in person (together with representation by counsel); provided, however, that such hearing shall be held only after written notice has been given to said director or directors proposed for removal specifying the matters of cause claimed to exist.  The conclusions of said hearing shall be reported by the Board of Directors in writing accompanying the notice of the special stockholders’ meeting sent to each stockholder eligible to vote at said special meeting.

Implementation of the majority voting standard will require that the Company’s shareholders approve this proposal, as well as the proposal to amend the Company’s Amended and Restated Articles of Incorporation.  If both proposals are approved, the Bylaw amendments will become effective upon the filing of articles of amendment of the Company’s Amended and Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions promptly after the annual meeting.  If either of the proposals is not approved, no amendments will be made to the Amended and Restated Articles of Incorporation or to the Bylaws, and the existing plurality voting standard will remain in place.

Required Vote

Approval of this proposal to amend the Company’s Bylaws requires the affirmative vote of two-thirds of all shares entitled to vote on the proposal.  Abstentions and broker non-votes will have the effect of votes against this proposal.
The Board recommends that the shareholders vote FOR approval of the amendments to the Company’s Bylaws.

ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2010 to audit the consolidated financial statements of the Company.  Before the Audit Committee selected PwC, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.

If the shareholders do not ratify the appointment of PwC, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

If, prior to the annual meeting, PwC shall decline to act or its engagement shall be otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the meeting will be subject to ratification by the shareholders after the 2010 Annual Meeting of Shareholders.

Services provided to the Company and its subsidiaries by PwC in fiscal 2009 and fiscal 2008 are described under Independent Auditor’s Fees for Fiscal 2009 and 2008 below.

Representatives of PwC are expected to be present at the 2009 Annual Meeting of Shareholders.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

The Board recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

INDEPENDENT AUDITORS’ FEES FOR FISCAL 2009 AND 2008

The following table presents fees for professional audit services rendered by PwC for the audit of the Company's annual financial statements for the fiscal years ended March 31, 2009 and March 31, 2008 and fees billed for other services rendered by PwC during those periods.  Certain amounts for the fiscal year ended March 31, 2008 have been updated from those provided in the Proxy Statement for the 2008 Annual Meeting of Shareholders to reflect the actual expenses incurred for that fiscal year.

(In thousands)	Fiscal 2009	Fiscal 2008
Audit Fees: (a)	2,422.7	2,443.9
Audit-Related Fees: (b)	91.6	10.0
Tax Fees: (c)	0	1.0
All Other Fees: (d)	7.8	7.8
Total	2,522.1	2,462.7

(a)
Audit Fees:  Fees for professional services performed by PwC for (1) the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (2) the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; (3) the attestation of management’s report on the effectiveness of internal control over financial reporting (the Sarbanes-Oxley Act Section 404 attestation); and (4) services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)
Audit-Related Fees:  Fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company's financial statements. This amount also includes employee benefit plan audits, attestations by PwC that are not required by statute or regulation, consulting on financial accounting/reporting standards, and due diligence related to mergers and acquisitions.

(c)
Tax Fees:  Fees for professional services performed by PwC with respect to tax compliance, tax advice, and tax planning.  This includes preparation of returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "Audit-Related" items.

(d)
All Other Fees:  Fees for permissible work provided by PwC that do not meet any of the above-category descriptions.   The fees for fiscal 2008 were for two user licenses of PwC’s Comperio research library.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Company's financial statements were at all times compatible with maintaining PwC’s' independence.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm, subject to the “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.  Alternatively, the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year.  Descriptions of each project are provided to the Audit Committee.  Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services.  The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects.  All of the fees paid to the independent registered public accounting firm in the fiscal year ended March 31, 2009 and fiscal year ended March 31, 2008 were approved in advance by the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors.  As set forth in the charter, the Audit Committee's purpose is to assist the Board of Directors in monitoring the:

•	Integrity of the Company's financial statements;

•	Independent registered public accounting firm’s qualifications and independence;

•	Performance of the Company's internal audit function and independent registered public accounting firm; and

•	Company's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

•
Appoints the independent registered public accounting firm for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent registered public accounting firm appropriate staffing and compensation;

•	Retains, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors;

•	Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest;

•	Reviews the activities and recommendations of the Company's internal auditing program;

•
Monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent registered public accounting firm about draft annual financial statements and key accounting and reporting matters;

•	Monitors and reviews the Company’s earnings releases with management and the Company’s independent registered public accounting firm;

•
Determines whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to PCAOB Ethics and Independence Rule 3526 (Independence Discussion with Audit Committees));

•	Annually reviews management's programs to monitor compliance with the Company's Guideline for Business Conduct; and

•
Since the Pension Committee was disbanded, annually reviews with management the assumptions and disclosures related to the defined benefit and post-employment benefit plans as well as the status, policies and procedures relating to Company common stock held in any such plan.

The Audit Committee met eight times during the fiscal year ended March 31, 2009.  The Audit Committee has an appropriate number of meetings to ensure that it devotes appropriate attention to all of its responsibilities.  The Audit Committee's meetings include, whenever appropriate, executive sessions with the Company's independent registered public accounting firm and with the Company's internal auditors, in each case without any member of the Company's management being present.

In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's independent registered public accounting firm to review and discuss all financial statements, including the Company’s audited financial statements, prior to their issuance and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  PricewaterhouseCoopers LLP (“PwC”) presented the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those charged with governance” and SEC Regulation S-X, Rule 2-07 “Communication with Audit Committees.”

With respect to the Company's independent registered public accounting firm, the Audit Committee, among other things, discussed with PwC matters relating to its independence, after receiving the written disclosures and the letter from PwC required by the PCAOB Ethics and Independence Rule 3526.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for filing with the SEC.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity.  The Audit Committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and its report on the effectiveness of the Company’s internal controls over financial reporting, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal controls over financial reporting.

Members of the Audit Committee:

Charles P. Cooley, Chair	Marsha C. Williams
Frank P. Incropera	Michael T. Yonker
Gary L. Neale

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Global Policy on Business Conduct (the “Global Policy”) applies to all directors, officers, employees and anyone else associated with or doing business on behalf of the Company.  The Global Policy requires that all such persons avoid any situation that conflicts with the proper discharge of his or her responsibility to the Company or that impairs his or her ability to exercise independence of judgment with respect to the transactions in which he or she is involved for the Company.  The Global Policy is available on the Company’s website, www.modine.com.

At the end of each fiscal year, each director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves Modine (or any subsidiary or affiliate of Modine) and that individual, his or her immediate family and any entity with which he, she or such immediate family member is associated.  All responses to the questionnaires are reviewed by the Company’s Legal Department and shared with the CEO, as appropriate.  Based upon such review, there were no related party transactions with respect to persons who were directors or officers during fiscal 2009.

Modine is a large global organization that engages in thousands of purchases, sales and other transactions annually.  Modine enters into purchase and sales transactions with other companies, universities and entities in which members of the Board of Directors or executive officers are executive officers or members of boards of these entities.  Modine enters into these arrangements in the ordinary course of business and at competitive prices and terms.  The Company anticipates that similar transactions will occur in the fiscal year ending March 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

Modine’s equity compensation plans, listed below, all have been approved by shareholders:

•	2008 Incentive Compensation Plan;

•	The Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors;

•	2007 Incentive Compensation Plan;

•	1994 Incentive Compensation Plan;

•	1994 Stock Option Plan for Non-Employee Directors; and

•	Modine Manufacturing Company Stock-Based Compensation Plan for Thermacore Employees under the DTX Corporation 1997 Plan.

The following table sets forth required information about equity compensation plans as of March 31, 2009:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance (excluding securities reflected in 1st column)

Equity Compensation Plans approved by security holders	2,472,312	$24.51	2,470,818

Equity Compensation Plans not approved by security holders	NA	NA	NA

Total	2,472,312	$24.51	2,470,818

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and certain persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of Modine and derivative securities of Modine with the SEC.   Those “reporting persons” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of those filings and other information furnished by the reporting persons, we believe that all of the Company’s reporting persons complied during the fiscal year ended March 31, 2009 with the reporting requirements of Section 16(a) of the Exchange Act with the exception of Klaus A. Feldmann and Frank W. Jones who each had one late filing due to a delay in receipt of trade information and Scott L. Bowser who had one late filing due to timing in receipt of SEC filing codes.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2009 Annual Meeting of Shareholders.  Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Shareholder Proposals for 2010

Shareholder proposals for the 2010 Annual Meeting of Shareholders of the Company must be received no later than February 15, 2010 at the Company's principal executive office, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, directed to the attention of the Company’s Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the proxy rules of the SEC.  Written notice of shareholder proposals for the 2009 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year's annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no earlier than April 1, 2010 and no later than May 3, 2010 at such offices, directed to the attention of the Company’s Secretary and must be submitted in accordance with the requirements of the Bylaws of the Company.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

Margaret C. Kelsey,
Vice President – Corporate Development,
General Counsel and Secretary

June 18, 2009

The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Company's Form 10-K (without exhibits).  Such requests should be addressed to:  Director of Investor Relations and Corporate Communications, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin, 53403-2552.  A copy of the Company's Form 10-K is available on our website, www.modine.com.

Appendix A

Modine Manufacturing Company

ANNUAL MEETING OF SHAREHOLDERS

Rules of Conduct

In order to conduct an orderly and constructive meeting of shareholders in a manner that is fair to the interests of all shareholders, and give all shareholders present a reasonable opportunity to be heard, the 2009 Annual Meeting of Shareholders will be conducted in accordance with the following rules and procedures:

1.
You need not vote at this meeting if you have already voted by proxy and have not revoked your proxy.  If you have previously voted but wish to change your vote, or if you have not yet voted, you may request a ballot from the inspector of election and vote before the polls close.

2.
Subject to the discretion of the Chairman, the business of the meeting will be taken up in the order on the agenda.  When an item on the agenda is before the meeting, questions or comments should be confined to that item.

3.
Only shareholders eligible to vote at the meeting (or holders of their proxies) may speak at the meeting.  Shareholders should not address the meeting until recognized by the Chairman of the meeting.  Shareholders eligible to vote who wish to address the meeting, should rise and wait to be recognized.  Once recognized, shareholders (or proxy holders) should state their name and, if applicable, the name of any shareholder they represent.

4.	Each speaker shall be limited to 3 minutes on a particular subject. Once a shareholder has spoken on a subject, that shareholder should give other shareholders the opportunity to speak.

5.
Shareholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated.  The meeting is not to be used as a forum to present views that are not directly related to the business before the meeting.

6.	Questions and comments unrelated to agenda items should be held for discussion after the conclusion of the formal meeting.

7.	Individual matters, not of concern to all shareholders generally, such as personal grievances, are not appropriate matters for general discussion.

8.	The use of cameras or sound recording equipment is prohibited, except those employed by the corporation, if any, to provide a record of the proceedings.

A-1

Notice
of Meeting
and Proxy
Statement

2009	Annual Meeting of Shareholders

PRELIMINARY COPIES

MODINE MANUFACTURING COMPANY C/O CORPORATE SECRETARY 1500 DEKOVEN AVENUE RACINE, WI 53403
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 22, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Modine Manufacturing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 22, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Modine Manufacturing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MODIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODINE MANUFACTURING COMPANY	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the election of ALL nominees listed below, and FOR Items 2, 3 and 4.	0	0	0

Vote On Directors

1. Election of Directors

Nominees:

01) FRANK W. JONES
02) DENNIS J. KUESTER
03) MICHAEL T. YONKER

Vote On	For	Against	Abstain

2. Approve an amendment to the Amended and Restated Articles of Incorporation to provide for a majority voting standard for the election of directors.	0	0	0

3. To approve the proposed amendment to the Bylaws to provide for a majority voting standard for the election of directos; and	0	0	0

4. Ratify the appointment of PricewaterhouseCoopers LLP an Independent Registered Public Accounting Firm.	0	0	0

This Proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted FOR the election of ALL nominees listed above, FOR Items 2, 3 and 4.

For address changes and/or comments, please check this box and write them on the back where indicated.			0

Please check the box to the right if you plan to attend the	0	0
	Yes	No
Please sign exactly as your name(s) appear(s) on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important  Notice  Regarding  Internet  Availability  of  Proxy  Materials  for  the  Annual  Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Proxy	ANNUAL MEETING OF SHAREHOLDERS
Thursday, July 23, 2009
9:00 a.m. CDT

If you consented to access your proxy information electronically, you may view it by going to the Modine Manufacturing Company website, www.modine.com. .

This  proxy  is  solicited  on  behalf  of  the  Board  of  Directors.

The undersigned hereby appoints Thomas A. Burke and Margaret (Peggy) C. Kelsey, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the 2009 Annual Meeting of Shareholders of Modine Manufacturing Company to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202 on July 23, 2009 at 9:00 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxy and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

Modine 401(k) Retirement Savings Plans - Voting Instructions to Trustee, Marshall & Ilsley Trust Company N.A., for the Annual Meeting of Shareholders

If  you  are  a  participant  in  the  Modine  401(k)  Salaried  Savings  Plan  or  the  Modine  401(k)  Hourly  Savings  Plan,  you  have  the  right  to  give instructions to the Trustee as to the voting of shares of Modine Manufacturing Company common stock held in the plan account. The voting of those shares will occur at the 2009 Annual Meeting of Shareholders or at any adjournment(s) thereof. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in an account for which a proxy is not received will generally be voted by the Trustee, Marshall & Ilsley Trust Company N.A., in the same proportion that all shares in the plan for which voting instructions have been received are voted although it may do otherwise in its discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

IF  YOU  VOTE  BY  PHONE  OR  INTERNET,  PLEASE  DO  NOT  MAIL  YOUR  PROXY  CARD

See  Reverse  Side